Exhibit 3.1

THE COMPANIES LAW (2012 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

NORD ANGLIA EDUCATION, INC.

(adopted by Special Resolution of the Company

passed on 14 August 2013)

THE COMPANIES LAW (2012 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

NORD ANGLIA EDUCATION, INC.

(adopted by special resolution passed on 14 August, 2013)

1                                         The name of the Company is Nord Anglia Education, Inc.

2                                         The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3                                         The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4                                         The liability of each Member is limited to the amount unpaid on such Member’s shares.

5                                         The share capital of the Company is:

5.1                               US$65,246,057 divided into 65,246,057 Preference Shares each of a par value of US$1.00;

5.2                               US$65,000,000 divided into 6,500,000,000 Dollar Deferred Shares each of a par value of US$0.01;

5.3                               US$3,256,200 divided into 200,000,000 Deferred Shares each of a par value of US$0.016281;

5.4                               US$4,967,776.09 divided into 300,000,000 A Shares, 841,623 B Shares, 210,406 C Shares, 273,527 D Shares, 3,000,000 E Shares, 801,653 F Shares, each of a par value of US$0.016281; and

5.5                               GBP 1,000,000 divided into 100,000,000 G Shares each of a par value of GBP 0.01; and

5.6                               US$44,758.05 divided into 4,475,805 New Preference Shares each of a par value of US$0.01.

6                                         The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7                                         Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

CONTENTS

1.	TABLE A	1
2.	DEFINITIONS AND INTERPRETATION	1
3.	LIABILITY OF MEMBERS	12
4.	SHARE RIGHTS GENERAL	12
5.	SHARE RIGHTS – SHARE CLASSES	13
6.	SHARE RIGHTS - INCOME	13
7.	SHARE RIGHTS - RETURN OF CAPITAL	14
8.	SHARE RIGHTS - REDEMPTION	15
9.	SHARE RIGHTS - CONVERSION	16
10.	SHARE RIGHTS - RATCHET ADJUSTMENTS	17
11.	SHARE RIGHTS - VOTING	18
12.	VARIATION OF SHARE RIGHTS	19
13.	ISSUE AND ALLOTMENT OF NEW SHARES	20
14.	TRANSFERS OF SHARES - PROHIBITED TRANSFERS	20
15.	PERMITTED TRANSFERS	22
16.	PRE-EMPTION	23
17.	VALUATION	28
18.	COMPULSORY TRANSFERS	29
19.	CHANGE OF CONTROL - TAG ALONG RIGHTS	31
20.	CHANGE OF CONTROL - DRAG ALONG RIGHTS	32
21.	ELECTRONIC COMMUNICATION	33
22.	SHARE CERTIFICATES	33
23.	LIEN, CALL, FORFEITURE	34
24.	GENERAL MEETINGS	36
25.	VOTES OF MEMBERS	38
26.	NUMBER OF DIRECTORS	39
27.	ALTERNATE DIRECTORS	40
28.	DELEGATION OF DIRECTOR’S POWERS	40
29.	APPOINTMENT AND RETIREMENT OF DIRECTORS	41
30.	DISQUALIFICATION AND REMOVAL OF DIRECTORS	42
31.	REMUNERATION OF DIRECTORS	42
32.	DIRECTORS’ EXPENSES	42
33.	DIRECTORS’ APPOINTMENTS	42
34.	DIRECTORS’ INTERESTS	43
35.	DIRECTOR’S GRATUITIES AND PENSIONS	45

36.	BORROWING POWERS	45
37.	PROCEEDINGS OF DIRECTORS	45
38.	INVESTOR DIRECTOR(S)	47
39.	SECRETARY	48
40.	MINUTES	48
41.	THE SEAL	48
42.	AUDIT AND ACCOUNTS	48
43.	CAPITALISATION OF PROFITS	48
44.	DIVIDENDS	49
45.	NOTICES	50
46.	WINDING UP	52
47.	INDEMNITIES	52
48.	REGISTER OF MEMBERS	53
49.	CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE	53
APPENDIX: RATCHET CALCULATION		54

THE COMPANIES LAW (2012 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

NORD ANGLIA EDUCATION, INC.

(adopted by Special Resolution of the Company

passed on 14 August 2013)

1.                                      TABLE A

In these articles Table A (as defined below) does not apply to the Company.

2.                                      DEFINITIONS AND INTERPRETATION

2.1                               In these articles the following words and expressions will have the following meanings:

“Act” means the Companies Act 2006 of England and Wales including any statutory notification or re-enactment thereof for the time being in force.

“Accounting Period” means an accounting reference period of the Company beginning on 1 September and ending on the following 31 August or such other date determined by the Company from time to time;

“Accounts” means the audited consolidated accounts of the Group;

“Acting in Concert” has the meaning given to it in the United Kingdom City Code on Takeovers and Mergers;

“Allocation Notice” has the meaning given in Article 16.12;

“Appendix” means the schedule to these Articles;

“Approved Offer” has the meaning given in Article 19.2.1;

“A Share” means a redeemable A ordinary share of $0.016281 in the Company;

“A Shareholder” means a registered holder of any A Shares;

“the Articles” means the articles of association of the Company;

“Auditors” means the Company’s incumbent auditors;

“Authorised Bank” means an authorised person (within the meaning of section 31(2) of the FSMA) with a Part IV permission (within the meaning of section 40(4) of the FSMA) which includes accepting deposits, or otherwise authorised in respect of that activity under section 31(1) of the FSMA;

“Bad Leaver” means a B Shareholder Bad Leaver, a C Shareholder Bad Leaver, a D Shareholder Bad Leaver and/or an E Shareholder Bad Leaver;

“Board” means the incumbent board of directors including the Investor Director(s) (if any);

“B Share” means a redeemable B ordinary share of $0.016281 in the Company;

“B Shareholder” means a registered holder of any B Shares;

“B Shareholder Bad Leaver” means a Relevant Individual who is a holder of B Shares and who ceases to be an employee and/or director of the Group and who is not a Good Leaver or an Intermediate Leaver;

“Business Day” means a day (which for these purposes ends at 5.30pm) on which banks are open for commercial business in the City of London other than a Saturday or Sunday;

“Buyer” has the meaning give in Article 19.1.1;

“Cash Equivalent” means:

(a)                                                         where the consideration comprises listed securities, the average of the middle market prices at the close of dealings on each of the five dealing days prior to the Exit Date;

(b)                                                         where the consideration comprises loan notes, loan stock or other debt instruments guaranteed unconditionally by an Authorised Bank their face value (where the rate of interest is at least equivalent to the three month London Interbank Bid Rate) and, if less, such value will be discounted by reference to the discount rate implied in the flow of money from a gilt of equivalent maturity;

(c)                                                          where the consideration comprises unlisted securities or other instruments not guaranteed by an Authorised Bank, such amount as the holders of (i) 51% or more of the A Shares and (ii) 51% or more of the B Shares and the C Shares and the D Shares (as if one class of share) agree to be the fair current value of the same;

(d)                                                         where the consideration comprises future fixed payments, such amount as the holders of (i) 51% or more of the A Shares and (ii) 51% or more of the B Shares and the C Shares and the D Shares (as if one class of share) agree to be the fair current value of the same;

(e)                                                          where the consideration comprises future contingent payments, nil value,

and any dispute as to the value of the Cash Equivalent will be determined in accordance with Article 2.4, whose provisions will apply as if set out in full in this definition;

“Cessation Date” means the date on which a Relevant Individual ceases to be an employee or director of any Group Member for any reason (including death or bankruptcy);

“clear days” in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Co-Investment Scheme” means a scheme under which certain officers, employees or partners of an Investor or of its advisor or manager are entitled (as individuals or through a body corporate or any other vehicle) to acquire shares;

“Commencement Date” means 29 May 2009;

“Compulsory Sale Notice” means a notice served on a Compulsory Seller pursuant to Article 18.3;

“Compulsory Seller” and “Compulsory Sellers” have the meanings given in Article 18.3;

“Connected Person” has the meaning given in section 1122 of the Corporation Tax Act 2010 of England and Wales;

“Controlling Interest” in relation to a person means the ownership by that person and his or its Connected Persons of Shares carrying the right to more than 51 per cent of the total number of votes which may be cast on a poll at a general meeting of the Company;

“Credited as Paid Up” means amounts paid up or credited as paid up on a Share including any premium;

“C Shares” means a redeemable C ordinary share of $0.016281 in the Company;

“C Shareholder” means a registered holder of any C Shares;

“C Shareholder Bad Leaver” means a Relevant Individual who is a holder of C Shares and who ceases to be an employee and/or director of the Company and who is not a Good Leaver or an Intermediate Leaver;

“Deferred Share” means (following conversion of Equity Shares as described in these Articles) a deferred Share of $0.016281;

“Dollar Deferred Share” means (following conversion of Dollar Preference Shares, or New Preference Shares, as described in these Articles) a deferred Share of $0.01;

“Dollar Preference Share Aggregate Value” means, on any conversion date or redemption date or liquidation date, a dollar amount equal to (i) 142,741,842.69 as reduced from time to time, but not below zero by the USD Equivalent Amount of any distribution on, or any payment in redemption or repurchase, of any Dollar Preference Shares held by the Investor, plus (ii) an annual compound rate of return of 12% thereon from 14 August 2013 (in arrears, calculated on the basis of a 365 day year and actual days elapsed,) Notwithstanding the foregoing, no distributions, other than cash distributions, on, or any payment, other than a cash payment, in redemption or repurchase, of any Preference Shares, that is effected in connection with the capitalization of the Company, or the reorganization of its subsidiaries, in preparation for the issuance by Premier Education (UK) Holdco Limited of high-yield bonds in 2012, shall cause the amount of the Dollar Preference Share Aggregate Value to be reduced;

“Dollar Preference Shareholder” means a registered holder of any Dollar Preference Shares;

“Dollar Preference Share Redemption Price” means, in relation to each Dollar Preference Share, an amount equal to the Dollar Preference Share Aggregate Value divided by the number of Dollar Preference Shares in issue from time to time, provided that if the Dollar Preference Share Aggregate Value is reduced to zero the Dollar Preference Share Redemption Price shall equal $1.00 for all outstanding Dollar Preference Shares to be redeemed pursuant to these Articles;

“Dollar Preference Shares” means convertible redeemable preference shares of par value $1 in the Company;

“directors” means the Company’s incumbent directors;

“Dividend” means any dividend (whether interim or final) resolved to be paid on Shares pursuant to these Articles;

“Drag Along Right” has the meaning given in Article 20.1;

“D Share” means a redeemable D ordinary share of $0.016281 in the Company;

“D Shareholder” means a registered holder of D Shares;

“D Shareholder Bad Leaver” means a Relevant Individual who is a holder of D Shares and who ceases to be an employee and/or director of the Company and who is not a Good Leaver or an Intermediate Leaver;

“Electronic Communication” means any communication:

(a)                                                         sent initially and received at its destination by means of electronic equipment for the processing (which expression includes digital compression) or storage of data and entirely transmitted, conveyed and received by wire, by radio, by optical or by other electromagnetic means; or

(b)                                                         sent or supplied by other means but while in electronic form;

“Electronic Record” has the same meaning as in the Electronic Transactions Law;

“Electronic Transactions Law” means the Electronic Transactions Law (2003 Revision) of the Cayman Islands;

“Employee Benefit Trust” means any trust which may be established for the benefit of the employees (which may include past employees) of the Company and/or any other member of the Group, and which satisfies the definition of an “employees’ share scheme” set out in section 1166 of the Act;

“Equity Shareholder” means a registered holder of any Equity Shares;

“Equity Shares” means the issued A Shares, B Shares, C Shares, D Shares, E Shares and F Shares at any time, and (with the exception of the Deferred Shares) all shares derived from them (and any of them) whether by conversion, consolidation or sub-division or by way of rights or bonus issue or otherwise in issue (for the avoidance of doubt excluding the Dollar Preference Shares, the New Preference Shares, the G Shares and the Dollar Deferred Shares);

“Exchange Agreement” means an agreement dated on or around the date of adoption of these Articles between the Company, Premier Education (UK) Holdco Limited (“PEHL”) and

the shareholders and loan note holders of PEHL pursuant to which such shareholders and loan note holders exchanged their shares, loan notes and other receivables in PEHL for shares, loan notes and other receivables in the Company;

“executed” includes any mode of execution;

“E Share” means a redeemable E ordinary share of $0.016281 in the Company;

“E Shareholder” means a registered holder of E Shares;

“E Shareholder Bad Leaver” means a Relevant Individual who is a holder of E Shares and who ceases to be an employee and/or director of the Company and is not a Good Leaver;

“Exit” means a Realisation or Liquidation;

“Exit Date” means a Listing Date, a Sale Date or a Liquidation Date, as the case may be;

“Extra Shares” has the meaning given in Article 16.9;

“F Share” means a redeemable F ordinary share of $0.016281 in the Company;

“F Shareholder” means a registered holder of F Shares;

“FSMA” means the Financial Services and Markets Act 2000 of England and Wales;

“Fund” means any open ended investment company or closed ended investment fund (within the meaning of chapters 15 and 16 (as relevant) of the Listing Rules of the London Stock Exchange), bank, building society, industrial and provident or friendly society, unit trust, any other collective investment scheme (as defined in section 235 of  the FSMA), any professional client within the meaning of the Conduct of Business Rules made under the FSMA, partnership, limited partnership, limited liability partnership, pension fund or insurance company or any person who is an authorised person (within the meaning of section 31(2) of the FSMA), and the term will include any subsidiary undertaking of any of the foregoing and any co-investment scheme in relation to any of the foregoing;

“G Share” means a G ordinary share of £0.01 in the Company;

“Good Leaver” means:

(a)                                                         a Relevant Individual who is a holder of B Shares and/or C Shares and/or D Shares and:

(i)                                                             who ceases to be an employee and/or director of any Group Member as a result of his death, permanent incapacity due to ill-health or retirement in accordance with his contract of employment; or

(ii)                                                          who is dismissed from his employment by any Group Member in circumstances which have resulted in a successful claim against (or the compromise of a claim by) the relevant Group Member for wrongful dismissal;

(iii)                                                       who does not fall within categories (i) or (ii) above, but is determined by an Investor Director in his absolute discretion to be a Good Leaver;

(b)                                                         a Relevant Individual who is a holder of E Shares and who is determined by the Board (with the consent of an Investor Director in his absolute discretion) to be a Good Leaver.

In this definition of Good Leaver the Relevant Individual will be deemed to cease to be an employee or director on the Cessation Date;

“Group” means the Company and its subsidiary undertakings from time to time and references to a “Member of the Group” or a “Group Member” will be construed accordingly;

“the holder” in relation to shares means the member whose name is entered in the register of members as the holder of the shares;

“Intermediate Leaver” means a holder of B Shares and/or C Shares and/or D Shares whose contract of employment or letter of appointment is terminated by the Group on full notice or payment in lieu of notice;

“Investment” means the total amounts from time to time invested by the Investor in the Company or any subsidiary undertaking including, for the avoidance of doubt, any amounts invested by the Investor in any subsidiary undertaking of the Company prior to the incorporation of the Company;

“Investment Agreement” means an agreement dated on the Commencement Date and made between, inter alia (1) Nord Anglia Education (UK) Holdings plc, formerly known as Premier Education (UK) Holdco Limited, (2) Andrew Fitzmaurice, Alan Kelsey and David Smith (3) and the Investor, as the same may apply in respect of the Company by reason of clause 2.4 of the Exchange Agreement;

“Investor” means Premier Education Holdings, Ltd., formerly known as Premier Education Holdings S.á r.l. and prior to that Baring Private Equity Asia IV Holding (7) S.á r.l.

“Investor Associate” means in relation to an Investor:

(a)                                                         each group undertaking of that Investor for the time being;

(b)                                                         any general partner, limited partner or other partner in, or trustee, nominee, manager of, or adviser to, that Investor or any of its group undertakings;

(c)                                                          any group undertaking of any trustee, nominee, manager of, or adviser to, that Investor or any of its group undertakings;

(d)                                                         any Fund which has the same general partner, trustee, nominee, manager or adviser as that Investor or any of its group undertakings; and

(e)                                                          any Co-Investment Scheme;

“Investor Cash Flow” means the following receipts by the Investor in respect of the Investment (but without counting any amount received more than once):

(a)                                                         Dividends and other distributions or interest paid by the Company in respect of any part of the Investment (including any associated tax credit but excluding for these purposes any amount paid in respect of late payment and any associated tax credit on such late payment) but excluding, (i) a bonus distribution of Dollar

Preference Shares or New Preference Shares out of share premium and (ii) the redemption of $133,400,000 of New Preference Shares held by the Investor on 19 February 2013 ;

(b)                                                         cash paid by the Company in respect of any repayment or redemption of any part of the Investment (including any amount in respect of any premium element of the Investment but excluding for these purposes any amount paid in respect of late repayment), but excluding the redemption of $133,400,000 of New Preference Shares held by the Investor on 19 February 2013;

(c)                                                          that amount of the Market Capitalisation attributable to the A Shares; and

(d)                                                         the aggregate amount of any management charges paid by the Company or any member of the Group and so that references to amounts paid and the date of payment shall be the actual payment and date of actual payment (or the closest estimate thereof).

Notwithstanding the foregoing, no payment, other than a cash payment, (whether of principal or interest) in respect of any Debt Instrument, or distributions, other than cash distributions, on, or any payment, other than a cash payment, in redemption or repurchase, of any Dollar Preference Shares, that is effected in connection with the capitalization of the Company, or the reorganization of its subsidiaries, in preparation for Premier Education (UK) Holdco Limited’s issuance of high-yield bonds in 2012, shall constitute an Investor Cashflow;

“Investor Director” means a director appointed as such pursuant to Article 38;

“Investor IRR” means the internal rate of return (expressed as an annual percentage) actually achieved on payments made in respect of the Investment by reference to the Investor Cash Flow up to and including the Exit Date (including for the avoidance of doubt, the sale of Loan Notes, Dollar Preference Shares, and New Preference Shares), such rate being calculated in accordance with generally accepted venture capital industry practice and agreed between (i) the holders of 51% or more of the A Shares and (ii) the holders of 51% or more of the B Shares, C Shares and D Shares (as if one class of share) or, in default of agreement as determined in accordance with Article 2.4. For the avoidance of doubt, the Investor IRR shall be calculated in US dollars, on a cash in cash out basis by reference to the relevant exchange rates at the date of investment and the date of receipt;

“Liquidation” means the passing of a resolution for the winding-up of the Company;

“Liquidation Date” means the date of a Liquidation;

“Listing” means:

(a)                                                         the admission of all or any of the Equity Shares to trading on a market for listed securities operated by a recognised investment exchange (as that term is defined in FSMA), together with the admission of such Shares to the Official List of the UK Listing Authority; or

(b)                                                         the admission of such Shares to trading on the Alternative Investment Market of the London Stock Exchange plc; or

(c)                                                          the admission of such Shares to, or to trading on, any other market wherever situated agreed to by the holders of 90 per cent in nominal value of the Equity

Shares, together, if necessary, with the admission of such Shares to listing on any official or otherwise prescribed list maintained by a competent or otherwise prescribed listing authority,

and “Listed” will be construed accordingly;

“Listing Date” means the date on which all or any of the Equity Shares are Listed (subject only (where relevant) to any announcement required in accordance with the rules of the relevant stock exchange or listing authority);

“Loan Note Deeds” means the deeds dated on or about 10 January 2012 constituting the Loan Notes;

“Loan Notes” means:

(a)                                                         the $102,992,603.09 fixed rate unsecured junior loan notes 2038;

(b)                                                         the $90,044,716.16 fixed rate unsecured senior loan notes 2038;

(c)                                                          the $28,270,324.54, $843,196.12 and $570,521 fixed rate unsecured junior loan notes 2038; and

(d)                                                         the $24,716,272.99, $737,192.28 and $498,797 fixed rate unsecured senior loan notes 2038,

constituted by the Loan Note Deeds;

“Market Capitalisation” means:

(a)                                                         in the case of a Listing the valuation placed on all of the Equity Shares on the Listing Date, as shown in the prospectus or listing particulars published in connection with the Listing, less the gross amount of any new money raised by the Company in connection with the Listing from a subscription for new shares; or

(b)                                                         in the case of a Share Sale the aggregate price or value of the consideration to be paid in cash or Cash Equivalent for all of the Equity Shares, and any dispute as to the calculation of or any adjustment to be made to the Market Capitalisation for the purposes of these Articles will be determined in accordance with Article 2.4, whose provisions will apply as if set out in full in this definition;

“Market Value” has the meaning given in Article 17 in relation to voluntary share transfers, and in Article 18.6 in relation to compulsory share transfers;

“Member” means a registered holder of any Share as recorded in the Register of Members;

“Memorandum” means the memorandum of association of the Company;

“New Preference Share Aggregate Value” means, on any conversion date or redemption date or liquidation date, an amount equal to the excess of a dollar amount equal to (i) 447,579,973.38 as reduced from time to time, but not below zero, by the USD Equivalent Amount of any distribution on, or any payment by the Company in redemption or repurchase, of any New Preference Shares, plus (ii) an annual compound rate of return of 12% thereon from 29 February 2012 (in arrears, calculated on the basis of a 365 day year and actual days elapsed).

“New Preference Shareholder” means a registered holder of any New Preference Shares;

“New Preference Share Redemption Price” means, in relation to each New Preference Share, an amount equal to the New Preference Share Aggregate Value divided by the number of New Preference Shares in issue from time to time, provided that if the New Preference Share Aggregate Value is reduced to zero the New Preference Share Redemption Price shall equal $1.00 for all outstanding New Preference Shares to be redeemed pursuant to these Articles;

“New Preference Shares” means convertible redeemable preference shares with a par value of $0.01 in the Company;

“Ordinary Resolution”  means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by these Articles;

“Other Shareholders” has the meaning given in Article 20.1;

“Preference Shareholders” means the Dollar Preference Shareholders and the New Preference Shareholders;

“Proportionate Entitlement” has the meaning given in Article 16.9;

“Proposed Transferee” means a person to whom a Seller proposes to transfer Sale Shares;

“PRs” means the legal personal representatives of a deceased Member;

“Preference Shares” means the Dollar Preference Shares and the New Preference Shares;

“Realisation” means a Share Sale or a Listing;

“Register of Members” means the Register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate Register of Members;

“Registered Office” means the registered office for the time being of the Company;

“Relevant Individual” means an employee or director of any Group Member;

“Sale Date” means the date of completion of a Share Sale;

“secretary” means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

“Sale Shares” means Shares which a Seller wishes to transfer;

“Seller” means any Member who wishes to transfer any Shares;

“Share” means a share in the Company;

“Share For Share Exchange” means any agreement or arrangement involving the transfer of all of the Equity Shares to another company in consideration of the issue by the transferee company of shares to all of the Equity Shareholders on terms such that the composition of the shareholders of the transferee company is not materially different to the composition of Equity Shareholders in the Company immediately prior to completion of the transaction in respect of their relative shareholdings in the relevant company;

“Share Sale” means the completion of any transaction or series of transactions (other than a Share For Share Exchange) whereby any person or group of persons Acting in Concert purchases or otherwise acquires or obtains all of the Equity Shares;

“Special Resolution” has the same meaning as in the Statute, and includes a unanimous written resolution;

“Statute” means the Companies Law (2012 Revision) of the Cayman Islands;

“Table A” means Table A in the First Schedule to the Statute;

“Total Transfer Condition” means a condition in a Transfer Notice stipulating that such Transfer Notice is conditional upon all and not some only of the Sale Shares specified in it being sold;

“Transfer Notice” means a notice in writing by a Seller of his wish to transfer any Shares;

“Transfer Price” has the meaning given in Article 16.4;

“Treasury Share” means a Share held in the name of the Company as a Treasury Share in accordance with the Statute;

“UK Listing Authority” means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the FSMA including, where the context so permits, any committee, employee, officer or servant to whom any function of the UK Listing Authority may for the time being be delegated;

“USD Equivalent Amount” means, in relation to any payment or outstanding amount, the value of that payment or amount in USD, which if not already paid or stated in USD shall be calculated using the closing exchange rates as shown by oanda.com on the date two Business Days prior to the relevant payment or the date at which such outstanding amount is to be calculated;

“$”, “USD”, “Dollars” or “dollars” means the lawful currency of the United States of America for the time being;

“£” means the lawful currency of the United Kingdom for the time being; and

“CHF” means the lawful currency of Switzerland for the time being.

2.2                               [Intentionally left blank].

2.3                               In these Articles, unless a contrary intention appears:

2.3.1                                             words which refer to the singular number include the plural number and vice versa, words which refer to one gender include all genders, and words which refer to persons include bodies corporate and unincorporated associations;

2.3.2                                             reference to a statute or a statutory provision includes reference to:

2.3.2.1                                   the statute or statutory provision as modified or re-enacted or both from time to time; and

2.3.2.2                                   any subordinate legislation made under the statutory provision (as modified or re-enacted as set out above);

2.3.3                                             reference to an Article is to a provision of these Articles;

2.3.4                                             reference to a “transfer” of Shares or any similar expression will be deemed to include (without limitation):

2.3.4.1                                   any sale or other disposition of the legal or equitable interest in a Share (including any voting right attached to a Share) (“Interest”);

2.3.4.2                                   the creation of any mortgage, charge, pledge or other encumbrance over any Interest;

2.3.4.3                                   any direction by a Member entitled to an allotment or issue of Shares that a Share be allotted or issued to some person other than himself; and

2.3.4.4                                   any grant of an option to acquire either or both of the legal and equitable ownership of any Share by any Member entitled to any such Share;

2.3.5                                             reference to a “group undertaking” means, in relation to any undertaking, its parent undertaking (if any) and its subsidiary undertakings and any other subsidiary undertakings of its parent undertaking; and

2.3.6                                             reference to “written” or “in writing” includes any method of representing or reproducing words in a legible form including in the form of an Electronic Record.

2.4                               Unless it is specifically stated otherwise, any dispute as to value, or as to calculations or adjustments to be made, or as to amount, whether to or in respect of Cash Equivalent, Market Capitalisation, number of Shares to be redeemed or converted pursuant to Article 9, Article 10 and the Appendix (Ratchet), Market Value of Sale Shares under Articles 17 or 18.6 or otherwise pursuant to these Articles, will be referred immediately to the Auditors for final determination.  If the Auditors decline to act in respect of any such referral, the matter will be determined by an independent firm of chartered accountants agreed for the purpose by the parties concerned or, in default of agreement within five Business Days after the Auditors have declined to act, appointed by the incumbent president of the Institute of Chartered Accountants in England and Wales.  The Auditors or independent accountants (as the case may be) will act as expert and not as arbitrator and their costs will be borne as directed by the Article in question or, if the Article is silent on the point, as directed by the Auditors/independent accountants.  In the absence of any such direction, such costs will be borne equally between parties concerned.  The written certificate of the Auditors/independent accountants (as the case may be) will be conclusive and binding on the Company and the Members (except in the case of fraud or manifest error).

2.5                               Any notice or consent required to be given, or capable of being given, by the A Shareholders and/or an Investor Director and/or the Investor pursuant to these Articles may be given by any authorised signatory of the Investor.

2.6                               The headings in these Articles are included for convenience only and do not affect the meaning of these Articles.

2.7                               Where, for any purpose, an Ordinary Resolution of the Company is required, a Special Resolution is also effective for that purpose.

3.                                      LIABILITY OF MEMBERS

The liability of the Members is limited to the amount, if any, unpaid on the Shares held by them.

4.                                      SHARE RIGHTS  - GENERAL

Share Capital

4.1                               Subject to the provisions of the Statute, Shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by the Articles.

4.2                               The share capital of the Company at the date of adoption of these Articles is divided into A Shares, B Shares, C Shares, D Shares, E Shares, F Shares, G Shares, Deferred shares, Dollar Deferred Shares, Dollar Preference Shares, and New Preference Shares.

4.3                               The Company may exercise the powers of paying commissions. Subject to the provisions of the Statute, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

4.4                               Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by the Articles or by law) the Company shall not be bound by or recognise any interest in any share except an absolute right to the entirety thereof in the holder.

Alteration Of Share Capital

4.5                               The Company may by Ordinary Resolution—

(a)                                                         increase its share capital by new Shares of such amount as the resolution prescribes;

(b)                                                         consolidate and divide all or any of its Share capital into Shares of larger amount than its existing Shares;

(c)                                                          subject to the provisions of the Statute, sub-divide its Shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the Shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

(d)                                                         cancel Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

4.6                               Whenever as a result of a consolidation or division of Shares any Members would become entitled to fractions of a Share, the directors may, on behalf of those Members, sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Statute, the Company) and distribute the net proceeds of sale in due proportion among those Members, and the directors may authorise some person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

4.7                               Subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

Purchase Of Own Shares

4.8                               Subject to the provisions of the Statute, the Company may purchase its own shares (including any redeemable shares or fractions of a share) in such manner and on such terms as the directors may agree with the relevant Member and, if it is a private company, make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the company or the proceeds of a fresh issue of shares, and in any other manner permitted by the Statute, including out of capital.

Treasury Shares and Surrender of Shares

4.9                               The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

4.10                        The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

4.11                        The Directors may accept the surrender for no consideration of any fully paid Share, including for the avoidance of doubt a fraction of a Share.

5.                                      SHARE RIGHTS – SHARE CLASSES

The rights and restrictions attaching to the A Shares, B Shares, C Shares, D Shares, E Shares, F Shares, G Shares, Dollar Preference Shares, and New Preference Shares, and the rights and restrictions attaching to any Deferred Shares or Dollar Deferred Shares in to which Shares may be converted pursuant to Article 10.6 or Article 9.3 are set out in full in these Articles.

6.                                      SHARE RIGHTS - INCOME

6.1                               If the Board (with the consent of an Investor Director) has recommended payment of the same, then any Dividends in respect of the Equity Shares which the Company determines to distribute in respect of any Accounting Period will be applied on a non cumulative basis on the Equity Shares, the Dollar Preference Shares and the New Preference Shares to the extent that the Dollar Preference Shares Aggregate Value, or the New Preference Share Aggregate Value, as applicable, (taking account of the payment of any such Dividend) is greater than zero, (as if one class).

6.2                               Any such Dividend in respect of the Equity Shares, and if applicable the Dollar Preference Shares  and the New Preference Shares, will be paid in cash on the amounts Credited as Paid Up on the Equity Shares in respect of which it is payable and will belong to and be paid to the holders of the relevant class of Shares pro rata according to their holdings of Equity Shares, and if applicable the Dollar Preference Shares and the New Preference Shares.

6.3                               If the Board (with the consent of an Investor Director) has recommended payment of the same, then any Dividends in respect solely of the Dollar Preference Shares and the New Preference Shares which the Company determines to distribute in respect of any Accounting Period will be applied on a non cumulative basis on the Dollar Preference Shares and the New Preference Shares to the extent that the Dollar Preference Shares Aggregate Value, or the New Preference Share Aggregate Value, as applicable, (taking account of the payment of any such Dividend) is greater than zero.

6.4                               Any such Dividend in respect solely of the Dollar Preference Shares and the New Preference Shares will be paid in cash on the amounts Credited as Paid Up on the Dollar Preference Shares and the New Preference Shares, as applicable, in respect of which it is payable and will belong to and be paid to the holders of the Dollar Preference Shares and the New Preference Shares pro rata according to their holdings of Dollar Preference Shares and New Preference Shares.

7.                                      SHARE RIGHTS - RETURN OF CAPITAL

7.1                               On a return of capital of the Company on a Liquidation or otherwise (other than a redemption of shares or the purchase by the Company of its own shares), the surplus assets of the Company available for distribution among the Members will be applied in the following order and priority:

Priority	Class of Share	Amount to be paid
1.	New Preference Shares	A total amount on all New Preference Shares equal to the New Preference Share Aggregate Value

2.	Dollar Preference Shares	A total amount on all Dollar Preference Shares equal to the Dollar Preference Share Aggregate Value

3.	Equity Shares (as if one class)	Amounts Credited as Paid Up on all issued Equity Shares

4.	Deferred Shares	$0.016281 per Share

5.	Equity Shares (as if one class)	Any balance of such surplus assets and retained profits shall be distributed between the holders of Equity Shares but subject to the rights of the Dollar Deferred Shares as set out in this table

6.	Dollar Deferred Shares	$0.01 per Share after paying to the holders of the Equity Shares the Amounts Credited as Paid Up on the Equity Shares held by them respectively, together with the sum of £10,000 on each Equity Share

7.2                               Any return on some but not all of any Shares of a particular class will be made amongst their holders pro rata as nearly as possible to their respective holdings of Shares of that class.

8.                                      SHARE RIGHTS - REDEMPTION

8.1                               The Company may at any time redeem all or any of the issued New Preference Shares,by serving notice on the New Preference Shareholders specifying a date (being not less than seven days after the date of the notice unless holders of not less than 75 per cent in nominal value of the issued New Preference Shares, agree to a shorter notice period) and the particular New Preference Shares to be redeemed.

8.2                               The Company may at any time redeem all or any of the issued Dollar Preference Shares, by serving notice on the Dollar Preference Shareholders specifying a date (being not less than seven days after the date of the notice unless holders of not less than 75 per cent in nominal value of the issued Dollar Preference Shares, agree to a shorter notice period) and the particular Dollar Preference Shares to be redeemed.

8.3                               The amount payable on each New Preference Share redeemed pursuant to Article 8.1 will be a sum equal to the New Preference Share Redemption Price calculated in respect of that New Preference Share.

8.4                               The amount payable on each Dollar Preferred Share redeemed pursuant to Article 8.2 will be a sum equal to the Dollar Preference Share Redemption Price calculated in respect of that Dollar Preference Share.

8.5                               Subject to Article 8.6, the redemption date for any redemption will be the date specified in the notice from the Company to the Dollar Preference Shareholders, and to the New Preference Shareholders, as applicable.

8.6                               If the Company is unable lawfully to redeem out of distributable profits any of the Dollar Preference Shares, or New Preference Shares, due to be redeemed on the redemption date set out in Article 8.5, it will effect such redemption either out of capital (subject to compliance with the Statute) or as soon afterwards as it is lawfully able to so redeem them and “redemption date” shall be construed accordingly.

8.7                               On any redemption date:

8.7.1                                             the Dollar Preference Share Redemption Price due, and the New Preference Share Redemption Price due, as applicable, (to the extent that such redemption price does not already constitute the same) will become a debt due and payable by the Company to each of the applicable Dollar Preference Shareholders and New Preference Shareholders in respect of any of the Dollar Preference Shares and New Preference Shares to be redeemed;

8.7.2                                             each of the Dollar Preference Shareholders, and New Preference Shareholders, whose Dollar Preference Shares, or New Preference Shares, as applicable, are to be redeemed will deliver to the Company the share certificate(s), if any such share certificate(s) are issued, for such Dollar Preference Shares, or New Preference Shares, and the Company will cancel the same;

8.7.3                                             the Company, subject to receipt of the relevant share certificate or an indemnity in lieu of the share certificate, if any such share certificate(s) are issued, in a form reasonably satisfactory to the Company, will pay the Dollar Preference Share Redemption Price or the New Preference Share Redemption Price to the relevant Dollar Preference Shareholders and New Preference Shareholders; and

8.7.4                                             any redemption of some but not all of any Dollar Preference Shares or New Preference Shares will be made amongst the holders of the applicable class of preference shares pro rata as nearly as possible to their respective holdings of Dollar Preference Shares or New Preference Shares, as applicable.

9.                                      SHARE RIGHTS - CONVERSION

9.1                               The Company may at any time convert all or any of the issued Dollar Preference Shares, and all or any of the issued New Preference Shares, into A Shares by serving notice on the Dollar Preference Shareholders and the New Preference Shareholders specifying a date (being not less than seven days after the date of the notice unless holders of not less than 75 per cent in nominal value of the issued Dollar Preference Shares, and holders of not less than 75 per cent in nominal value of the issued New Preference Shares, agree to a shorter notice period in respect of that class of shares) and the particular Dollar Preference Shares and New Preference Shares to be converted.

9.2                               The number of A Shares into which the Dollar Preference Shares shall be converted pursuant to Article 9.1 shall be the proportion of the Dollar Preference Share Aggregate Value represented by the Dollar Preference Shares to be converted divided by the market value of an A Share as may be determined by the Company acting reasonably.  The number of A Shares into which the New Preference Shares shall be converted pursuant to Article 9.1 shall be the proportion of the New Preference Share Aggregate Value represented by the New Preference Shares to be converted divided by the market value of an A Share as may be determined by the Company acting reasonably.  In the event of a Listing or a Share Sale the market value of an A Share shall be determined by reference to the Market Capitalisation and the proportion of all Equity Shares represented by the A Shares.  For the avoidance of doubt no Dollar Preference Shares shall be converted under Article 9.1 until all of the New Preference Shares have been so converted.

9.3                               The conversion of the Dollar Preference Shares required in accordance with Article 9.1 shall be effected by consolidating all the Dollar Preference Shares to be converted into one share and that share then being subdivided into, and reclassified as, the number of new A Shares required pursuant to Article 9.2 with the balance, if any, of the nominal share value of the one share being subdivided and reclassified into Dollar Deferred Shares.  The conversion of the New Preference Shares required in accordance with Article 9.1 shall be effected by consolidating all the New Preference Shares to be converted into one share and that share then being subdivided into, and reclassified as, the number of new A Shares required pursuant to Article 9.2 with the balance, if any, of the nominal share value of the one share being subdivided and reclassified into Dollar Deferred Shares.

9.4                               If the aggregate nominal value of the number of A Shares required pursuant to Article 9.2 is greater than the aggregate nominal value of the Dollar Preference Shares and New Preference Shares to be converted, the subdivision and reclassification shall first be into a number of G Shares that would be permitted without the aggregate nominal value of the resultant G Shares exceeding the aggregate nominal value of those Dollar Preference Shares and New Preference Shares.  To the extent there are reserves or share premium available for the purpose, a bonus issue of A Shares shall then be made to the G Shareholders and the G Shares shall then be reclassified as A Shares.

9.5                               To the extent that any conversion in accordance with this Article 9 requires the translation of sterling values into dollars or vice versa such translation shall be made at the spot rate of exchange prevailing on the date of conversion.

9.6                               The Dollar Deferred Shares will carry no rights:

9.6.1                                             to participate in any Dividend (without prejudice to the holders’ rights to all arrears, deficiency or accruals of any Dividend (whether earned or declared or not), calculated down to (and including) the date of conversation which shall be paid in full on that date to the extent lawfully possible; otherwise as soon as lawfully possible afterwards); or

9.6.2                                             (except as provided for in the table set out in Article 7.1) to return of capital; or

9.6.3                                             entitling their holders to receive notice of, attend, speak at or vote at any general meeting of the Company.

9.7                               A reduction by the Company of the capital paid up or credited as paid on the Dollar Deferred Shares and the cancellation of such Shares shall be treated as being in accordance with the rights attaching to the Dollar Deferred Shares and shall not involve a variation of such rights for any purpose.  The Company is authorised to reduce its capital (subject to compliance with the Statute and without obtaining the consent of the holders of Dollar Deferred Shares).

9.8                               The Company may at any time (and from time to time) (subject to the provisions of the Statute) without obtaining the sanction of the holders of the Dollar Deferred Shares appoint any person to accept any offer and agree to sell and execute on behalf of any holders of Dollar Deferred Shares a transfer of all of the Dollar Deferred Shares or any part thereof (and/or an agreement to transfer the same) to the Company or to such person as the directors may determine (whether or not an officer of the Company) (“Transferee”), in any case for not more than one cent for all the Dollar Deferred Shares then being purchased and for the purposes of such purchase to appoint a person to execute (on behalf of the holders of such Dollar Deferred Shares) a contract for the sale to the Transferee of any Dollar Deferred Shares held by any such holders and any related stock transfer form and to receive the consideration therefor on behalf of any such holders without any obligation to pay such consideration (or any proportion thereof) to such holders.

9.9                               All Dollar Deferred Shares purchased by the Company shall be cancelled.

9.10                        The Dollar Deferred Shares shall not be transferable except to the Company or as set out in Article 9.8.

10.                               SHARE RIGHTS - RATCHET ADJUSTMENTS

10.1                        On an Exit Date adjustments will be made to the equity share capital of the Company by way of a redemption of a number of A Shares and, if required, B Shares, C Shares, D Shares, E Shares and/or F Shares as appropriate as follows:

10.1.1                                      (subject to Article 10.5) the Company will redeem such number of A Shares and, if required, B Shares, C Shares, D Shares, E Shares and/or F Shares as is necessary in order to give effect to the provisions of the Appendix;

10.1.2                                      any fraction of a Share resulting from any of the above calculations will be rounded up or down as appropriate to the nearest whole number (with halves being rounded up).

10.2                        Agreement to the number of Shares to be redeemed which is reached between the holders of 51% or more of the A Shares on the one hand and the holders of 51% or more of the B Shares, C Shares and D Shares (as if one class) on the other and will be final and binding on the Company and the Members.  Any dispute as to the number of Shares to be redeemed will be determined in accordance with Article 2.4, whose provisions will apply as if set out in full in this Article.

10.3                        There will be paid on each of the Shares so redeemed a sum equal to the amount Credited as Paid Up on such Share, plus a sum equal to all arrears and accruals of any Dividend on such Share (whether earned or declared or not), to be calculated up to (and including) the date of redemption.

10.4                        Any redemption pursuant to Article 10.1.1 of some but not all of the A Shares and, if required, B Shares, C Shares, D Shares, E Shares and/or F Shares will be made amongst their holders pro rata as nearly as possible to their respective holdings of A Shares, and B Shares, C Shares, D Shares, E Shares and/or F Shares as appropriate.

10.5                        Any Shares which have fallen due for redemption in accordance with this Article 10, but which it is not lawful or practicable to redeem, will be converted into Deferred Shares automatically (without resolution of the directors or the Members) on the Exit Date.  Such Deferred Shares will carry no rights:

10.5.1                                      to participate in any Dividend (without prejudice to the holders’ rights to all arrears, deficiency or accruals of any Dividend (whether earned or declared or not), calculated down to (and including) the date of conversion which will be paid in full on that date to the extent lawfully possible; otherwise as soon as lawfully possible afterwards; or

10.5.2                                      (except as provided for in the table set out in Article 7.1) to return of capital; or

10.5.3                                      entitling their holders to receive notice of, attend, speak at or vote at any general meeting of the Company.

10.6                        The Deferred Shares will be redeemed immediately as soon as it is lawful and practicable for the Company to redeem them.  On each Deferred Share so redeemed, there will be paid a sum equal to the amount Credited as Paid Up on such Share, together with any arrears, deficiency or accruals of Dividend to which their holders remain entitled pursuant to Article 10.5.1.

11.                               SHARE RIGHTS - VOTING

11.1                        The voting rights of Members set out in Article 25 are subject to:

11.1.1                                      Article 11.2 (E Shares and F Shares);

11.1.2                                      Article 10.5.3 (Deferred Shares);

11.1.3                                      Article 9.6.3 (Dollar Deferred Shares); and

11.1.4                                      Article 18.7 (suspension of voting rights during compulsory transfer procedure).

11.2                        The E Shares and F Shares will carry no rights entitling their holders to receive notice of, attend, speak at or vote at any general meeting of the Company.

11.3                        The Dollar Preference Shares and the New Preference Shares will carry no rights entitling their holders to receive notice of, attend, speak at or vote at any general meeting of the Company.

12.                               VARIATION OF SHARE RIGHTS

12.1                        The rights attached to the A Shares, the B Shares, the C Shares, the D Shares, the E Shares, the F Shares, the G Shares, the Dollar Preference Shares, and the New Preference Shares, may, in each case, be altered or abrogated (whether or not the Company is being wound up) only with the prior consent of the holders of the issued Shares of that class given in accordance with Article 12.2.

12.2                        The consent of the holders of a class of Shares may be given by:

12.2.1                                      a resolution passed by the holders of not less than 75 per cent in nominal value of the votes cast of Members of that class at a separate general meeting of the holders of that class;

12.2.2                                      a written resolution in any form signed by or on behalf of the holders of not less than 75 per cent in nominal value of the issued Shares of that class;

and at any meeting referred to at Article 12.2.1, all the provisions of these Articles relating to general meeting shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least twenty per cent. (by value) of the issued Shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

12.3                        Without prejudice to the general effect of Article 12.1, the following will be deemed to constitute a variation of the rights attached to the A Shares:

12.3.1                                      any variation of the rights attaching to the A Shares, the B Shares, the C Shares, the D Shares, the E Shares, the F Shares, the G Shares, the Dollar Preference Shares or the New Preference Shares;

12.3.2                                      (except for the purposes of redeeming any of the Shares in accordance with these Articles) the convening of a meeting to consider the passing of any resolution to reduce the Company’s share capital;

12.3.3                                      the convening of a meeting to consider the passing of any resolution to alter the Company’s memorandum or articles of association;

12.3.4                                      the payment of any distribution or return of a capital nature or in case to any shareholder other than:

12.3.4.1                            to the Equity Shareholders in accordance with these Articles; and

12.3.4.2                            to the holders of the Dollar Preference Shares and the New Preference Shares in accordance with these Articles;

12.3.5                                      any variation of the authorised or issued share capital of any Group Member (other than a wholly owned subsidiary of the Company);

12.3.6                                      the creation or grant of any option or other right to subscribe for, convert into or issue any shares or other securities in the capital of any Group Member; or

12.3.7                                      the taking of any steps to wind up or dissolve any Group Member.

13.                               ISSUE AND ALLOTMENT OF NEW SHARES

13.1                        Unless the Company by Special Resolution directs otherwise, any new Shares (excluding Shares arising from the conversion of the Preference Shares) will be offered by the directors for subscription to the holders of the Equity Shares in such proportions as equal (as nearly as possible) the proportion of Equity Shares held by them respectively at that time.  For the purpose of this Article, the Equity Shares will be treated as one class of Share.

13.2                        The offer will be made by notice specifying the number and class of Shares offered, the price per Share, and a time (being not less than 14 days) within which the offer, if not accepted, will be deemed to be declined.  At the end of that period or, if earlier, on the receipt of an indication from the person(s) to whom such notice is given that he/they decline(s) to accept some or all of the Shares so offered, the directors will offer the declined Shares in the same proportions to the holders of Equity Shares who have accepted all the Shares initially offered to them.  This further offer will be made in the same manner as the original offer but may, at the discretion of the directors, be limited to a period of seven days after which it will (to the extent that any Shares remain unaccepted) be deemed to have been withdrawn.

13.3                        Any Shares not taken up at the end of the procedure set out in Articles 13.1 and 13.2 may be offered by the directors to a third party (to be approved by the holders of 75 per cent in nominal value of the A Shares), and, subject to these Articles and to the prior approval of the Investor, such Shares will be at the disposal of the directors who may allot, grant options over or otherwise dispose of them to such persons at such times and generally on such terms as they think fit.  However:

13.3.1                                      no Shares will be issued at a discount;

13.3.2                                      no Shares will be issued more than three months after the end of the period for acceptance of the last offer of such Shares under Articles 13.1 and 13.2 unless the procedure set out in those Articles is repeated in respect of such Shares; and

13.3.3                                      no Shares will be issued on terms which are more favourable than those on which they were offered to the Members.

13.4                        If, due to any inequality between the number of new Shares to be issued and the number of Shares held by Members entitled to have the offer of new Shares made to them, any difficulty arises in the apportionment of any such new Shares amongst the Members, such difficulties will be determined by the Board.

14.                               TRANSFERS OF SHARES - PROHIBITED TRANSFERS

General Prohibitions

14.1                        The directors will not register any transfer of Shares to any of the following:

14.1.1                                      any person who, in the opinion of the directors is carrying on business directly or indirectly in competition with the Company or any member of the Group, except this restriction will not apply to:

14.1.1.1                            any syndication by the Investor pursuant to the Investment Agreement; or

14.1.1.2                            any transfer of Shares pursuant to Articles 19 and 20 (Tag Along Rights and Drag Along Rights); or

14.1.1.3                            any transfer of shares to the Investor(s) or any of them; or

14.1.2                                      any person who does not have legal capacity to transfer such Shares or otherwise to comply fully with the provisions of these Articles.

Prohibition unless in accordance with these Articles

14.2                        Subject to Article 14.1, the directors will not register a transfer of Shares unless:

14.2.1                                      the transfer is permitted by Article 9.8, Article 15 (Permitted Transfers), or has been made in accordance with Article 16 (Pre-emption); and

14.2.2                                      the proposed transferee has entered into a deed of adherence to, and in the form required by the Investment Agreement.

14.3                        For the purpose of ensuring that:

14.3.1                                      a transfer of shares is permitted under these Articles; or

14.3.2                                      no circumstances have arisen whereby a Transfer Notice is required to be or ought to have been given; or

14.3.3                                      no circumstances have arisen whereby the tag along provisions are required to be or ought to have been triggered pursuant to Article 19,

the Board may, and will if so requested by an Investor Director, require any Member to procure that any person whom the Board or an Investor Director reasonably believe to have information relevant to such purpose provides the Company with such information and evidence as the Board or an Investor Director thinks fit.  Pending the provision of such information the Board will be entitled to refuse to register any relevant transfer.

General Provisions on Transfer

14.4                        The instrument of transfer of a Share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the Share is fully paid, by or on behalf of the transferee.

14.5                        The directors may refuse to register the transfer of a Share which is not fully paid to a person of whom they do not approve and they may refuse to register the transfer of a Share on which the Company has a lien. They may also refuse to register a transfer unless—

(a)                                                         it is lodged at the office or at such other place as the directors may appoint and is accompanied by the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;

(b)                                                         it is in respect of only one class of shares; and

(c)                                                          it is in favour of not more than four transferees.

14.6                        If the directors refuse to register a transfer of a Share, they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

14.7                        The registration of transfers of Shares or of transfers of any class of Shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the directors may determine.

14.8                        No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

14.9                        The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

15.                               PERMITTED TRANSFERS

15.1                        Where any Shares are the subject of a Transfer Notice, no transfers of any such Shares shall be permitted pursuant to this Article 15.

15.2                        Subject to Articles 15.1 any Share may be transferred:

15.2.1                                      when required by, and in accordance with, Article 18 Compulsory Transfers; or

15.2.2                                      to a Buyer in acceptance of an Approved Offer pursuant to Article 19 (Tag Along Rights) or Article 20 (Drag Along Rights);

15.2.3                                      in the case of A Shares or Preference Shares held by or on behalf of a Fund:

15.2.3.1                            to another nominee or trustee for, or general partner of, the Fund, and by any such nominee or trustee to another nominee or trustee for that Fund or to the Fund itself; or

15.2.3.2                            on a distribution in kind under the constitutive documents of the Fund, to the partners in or holders of units in, or to the shareholders of, participants in or the holders of other interests in the Fund (or to a nominee or trustee for any such partners, holders, members or investors), and by a nominee or trustee for such holders, partners, members or investors to such holders, partners, members or investors or to another nominee or trustee for such holders, partners, members or investors; or

15.2.3.3                            to another Fund which is managed or advised by the same manager or advisor as the transferor (or as the Fund on behalf of whom any such Share is held by the transferor as nominee or trustee) or by a group undertaking of such manager or advisor; or

15.2.4                                      (in the case of A Shares or Preference Shares only) to a Co-Investment Scheme; or

15.2.5                                      in the case of a Co-Investment Scheme which holds A Shares or Preference Shares through another undertaking:

15.2.5.1                            to another undertaking which holds or is to hold the Shares for the Co-Investment Scheme; or

15.2.5.2                            to any officer, employee or partner entitled to the Shares under the Co-Investment Scheme; or

15.2.6                                      in the case of A Shares or Preference Shares, to a syndicatee or syndicatees of the Investor(s) pursuant to the Investment Agreement; or

15.2.7                                      in the case of any Shares held by an Employee Benefit Trust, to any beneficiary of that trust or to any replacement trustees or into the joint name of the existing and any new or additional trustees.

16.                               PRE-EMPTION

Transfer Notices

16.1                        Except in the case of a transfer pursuant to Article 15 (Permitted Transfers), and subject to the prohibitions on transfers set out in Article 14, a Seller must give a Transfer Notice to the Company copied to the Investor.

16.2                        Each Transfer Notice will (except as provided in Article 18 (Compulsory Transfers)) relate to one class of Shares only and will specify:

16.2.1                                      the number and class of Sale Shares;

16.2.2                                      the identity of the Proposed Transferee (if any);

16.2.3                                      the price per Share at which the Seller wishes to transfer the Sale Shares;  and

16.2.4                                      whether or not the Transfer Notice is subject to a Total Transfer Condition.  In the absence of any such stipulation it will be deemed not to be so conditional.  No Total Transfer Condition will apply in respect of any Transfer Notice deemed to have been given pursuant to Article 18.

16.3                        No Transfer Notice will be capable of variation or cancellation without the consent of the Board (subject to the approval of the Investor Director(s)).

Transfer Price

16.4                        The Transfer Notice will constitute the Company as the agent of the Seller for the transfer of the Sale Shares in accordance with this Article 16 at the following price (“Transfer Price”):

16.4.1                                      with the consent of an Investor Director, the price specified in the Transfer Notice; or

16.4.2                                      such other price which may be agreed between the Seller and the Board (subject to the approval of an Investor Director within 10 Business Days after the date of service or deemed service of the Transfer Notice; or

16.4.3                                      In default of agreement under Article 16.4.2 the lower of:

16.4.3.1                            the price per Share specified in the Transfer Notice; and

16.4.3.2                            if an Investor Director elects within 15 Business Days after the date of service or deemed service of the Transfer Notice to instruct the Auditors for the purpose, the Market Value of the Sale Shares as at the date of service or deemed service of the Transfer Notice, and as determined in accordance with Articles 2.4 and 17.

First offer to Company/EBT etc

16.5                        The following provisions of this Article 16.5 will apply to any transfer of any Shares by any Member other than an Investor.

16.5.1                                      Within ten Business Days after the later of:

16.5.1.1                            the receipt by the Company of a Transfer Notice; and

16.5.1.2                            the determination of the Transfer Price,

the Investor may direct the Company (in its capacity as agent for the Seller) immediately to offer at the Transfer Price such number of Sale Shares as they may determine to:

16.5.1.3                            the Company; and/or

16.5.1.4                            any person who will hold the Sale Shares for the benefit of existing or future employees including (without limitation), any Employment Benefit Trust of any Group Member or any professional trustee, in any such case to hold the Sale Shares upon the terms of a discretionary trust for the benefit of the class of beneficiaries which includes (without limitation) employees and directors of any Group Member.

16.5.2                                      If any offeree of the Sale Shares pursuant to this Article 16.5 applies for any of them within 10 Business Days after the date of the offer, the Company will allocate to such offeree the number of Sale Shares applied for on the later of:

16.5.2.1                            the fifteenth Business Day following receipt of the Transfer Notice; and

16.5.2.2                            the date on which the Transfer Price is determined.

16.5.3                                      If all of the Sale Shares are so allocated, the provisions of Articles 16.6 to 16.10 will not apply.  If none or some only of the Sale Shares are so allocated, the provisions of Articles 16.6 to 16.10 will have effect as if reference to Sale Shares was to those not allocated in accordance with this Article 16.5.

Offer to Members and notice to Investor(s)

16.6                        Subject to Article 16.5, within 10 Business Days after its receipt of a Transfer Notice or, where later, on the determination of the Transfer Price, the Company (in its capacity as agent for the Seller) will give notice in writing to each of the Members (other than the Seller and any other Member who has served or who is deemed to have served a Transfer Notice in respect of his entire holding of Shares pursuant to which the sale of such Shares has not then been concluded)  offering the Sale Shares for sale at the Transfer Price in accordance with Articles 16.8 and 16.9.  The notice will specify that the Members will have a period of up to 20 Business Days from the date of such notice within which to apply for some or all of the Sale Shares.

16.7                        Whenever the Sale Shares are B Shares, C Shares, D Shares, E Shares or F Shares all holders of B Shares, C Shares, D Shares, E Shares and F Shares to whom the offer is made must, before making their applications for Sale Shares and in any event within ten Business Days from the date of the notice given by the Company, notify the Investor in writing of whether they intend to accept the offer and, if so, the number of Sale Shares, including Extra Shares, for which they intend to apply.

Pre-emption Procedure

16.8                        It will be a term of any offer made pursuant to Article 16.6 that, if Members holding Shares of more than one class apply for some or all of the Sale Shares, the Sale Shares of a particular class specified in column (1) in the table below will be treated as offered:

16.8.1                                      in the first instance to all persons in the category set out in the corresponding line in column (2) in the table below;

16.8.2                                      to the extent not accepted by persons in column (2) (whether as part of their Proportionate Entitlement or as Extra Shares), to all persons in the category set out in the corresponding line in column (3) in the table below; and

16.8.3                                      to the extent not accepted by persons in columns (2) and (3) (whether as part of their Proportionate Entitlement or as Extra Shares), to all persons set out in the corresponding line in column (4) in the table below:

(1)	(2)	(3)	(4)
Class of Sale Shares	First Priority	Second Priority	Third Priority
B Shares, C Shares D Shares, E Shares and F Shares	B Shareholders, C Shareholders and D Shareholders (as if one class)	E Shareholders	Holders of all Equity Shares (as if one class)

A Shares	A Shareholders	B Shareholders, C Shareholders and D Shareholders (as if one class)	Holders of all Equity Shares (as if one class)

Preference Shares	Preference Shareholders	B Shareholders, C Shareholders and D Shareholders (as if one class)	Holders of all Equity Shares (as if one class)

16.9                        It will be a further term of the offer that, if there is competition within any class of shareholder for the Sale Shares offered to that class, such Sale Shares will be treated as offered among the holders of such class in proportion (as nearly as possible) to their existing holdings of Shares of that class (“Proportionate Entitlement”).  However, the offer will also invite Members to indicate in their applications for Sale Shares, whether they would be willing to buy Shares in excess of their Proportionate Entitlement should any such Shares be available and, if so, how many (“Extra Shares”).

Allocation of Shares

16.10                 After the expiry of the offer period specified in Article 16.6, (or, if sooner, upon valid applications being received for all of the Sale Shares in accordance with that Article), the Board will allocate the Sale Shares as follows:

16.10.1                               if the total number of Sale Shares applied for (including Extra Shares) is equal to or less than the available number of Sale Shares, each offeree will be allocated the number applied for in accordance with his application (subject to Article 16.14); or

16.10.2                               if the total number of Sale Shares applied for is greater than the available number of Sale Shares, each offeree will be allocated his Proportionate Entitlement, or, if less, the number of Sale Shares which he has applied for; and

16.10.3                               applications for Extra Shares will be allocated in accordance with such applications or, in the event of competition within any class of shareholder, among those applying for Extra Shares in such proportions as equal (as nearly as possible) the proportions of all the Shares of the same class held by such offerees.

16.11                 Allocations of Sale Shares made by the Company pursuant to this Article 16 will constitute the acceptance by the persons to whom they are allocated of the offer to purchase those Sale Shares on the terms offered to them, provided that no person will be obliged to take more than the maximum number of Sale Shares which he has indicated to the Company he is willing to purchase.

Completion of sale and purchase of Sale Shares

16.12                 The Company will immediately upon allocating any Sale Shares (whether pursuant to Article 16.5.2 or Article 16.10) give notice in writing (“Allocation Notice”) to the Seller and to each person to whom Sale Shares have been allocated specifying:

16.12.1                               the number of Sale Shares so allocated;

16.12.2                               the aggregate price payable for them;

16.12.3                               any additional information required by Article 16.14.1 (if applicable); and

16.12.4                               (subject to Article 16.14.1) the place and time (being not later than five Business Days after the date of the Allocation Notice) at which the sale of the Sale Shares will be completed.

16.13                 Subject to Article 16.14, completion of the sale and purchase of Sale Shares in accordance with the Allocation Notice will take place at the place and time specified in the Allocation Notice when the Seller will, upon payment of the due price, transfer those Sale Shares specified in the Allocation Notice and deliver the relevant Share certificates to the persons to whom they have been allocated.

16.14                 If the Transfer Notice included a Total Transfer Condition and the total number of Shares applied for is less than the number of Sale Shares:

16.14.1                               the Allocation Notice will refer to such Total Transfer Condition and will contain a further offer, open for 28 days, to those persons to whom Sale Shares have been allocated to apply for further Sale Shares; and

16.14.2                               completion of the transfer in accordance with the preceding paragraphs of this Article 16 will be conditional upon all such Sale Shares being so allocated.

Default by the Seller

16.15                 Except in the case of an acquisition of Sale Shares by the Company, if the Seller fails by the due completion date to execute and deliver transfers in respect of any of the Sale Shares which he is due to transfer, the Board may (and will if requested by the Investor Director(s)) authorise any director to:

16.15.1                               execute the necessary transfer(s) on the Seller’s behalf; and

16.15.2                               against receipt by the Company of the Transfer Price payable for the relevant Sale Shares (to be held on trust for the Seller without interest) (the receipt being a good discharge to the offeree who will not be bound to see to the application of it), deliver such transfer(s) to the relevant offeree(s).

The Board will authorise registration of the transfer(s), and of the offeree(s) as the holder(s) of the Sale Shares so transferred, once appropriate stamp duty has been paid.  After registration, the title of such offeree(s) as registered holder(s) of such Sale Shares will not be affected by any irregularity in, or invalidity of such proceedings, which will not be questioned by any person.

16.16                 In the case of an acquisition of Sale Shares by the Company, if the Seller fails by the due completion date to transfer and/or to deliver the certificates (or a suitable indemnity) in respect of any Sale Shares, the Board may (and will if requested by an Investor Director) authorise any director to execute, complete and deliver the necessary transfer and indemnity to the Company on the Seller’s behalf.  When that instrument has been duly stamped, the Company will ensure that such share capital is cancelled in accordance with the Statute, and will hold the purchase monies on trust (without interest) for the Seller.

Exhaustion of pre-emption rights - rights and restrictions with regard to sale to third party

16.17                 Immediately after the exhaustion of any pre-emption process followed in accordance with these Articles, if any Sale Shares remain unallocated, the Company will notify the Seller of that fact.  The Seller may, at any time within one calendar month after receiving such notice (but not otherwise unless the pre-emption procedure set out in these Articles is repeated), transfer any unsold Sale Shares to the Proposed Transferee at any price which is not less than the Transfer Price, except that:

16.17.1                               the Board will refuse registration of any transfer to a Proposed Transferee who is a person to whom Shares may not be transferred by virtue of Articles 14.1.1 or 14.1.2;

16.17.2                               if any such transfer would, if made and registered, result in the Proposed Transferee obtaining a Controlling Interest, the Board will refuse registration of such transfer until such time as an Approved Offer has been made and the provisions of Article 19 (Tag Along Rights) complied with;

16.17.3                               if the Seller included a Total Transfer Condition in the Transfer Notice which has not been satisfied, the Seller will be entitled to transfer all (but not some only) of the Sale Shares;

16.17.4                               any such transfer must be in good faith and the Board or an Investor Director may require to be satisfied (in such manner as it or they may reasonably think fit) that the Sale Shares are being sold at a price which is not less than the Transfer Price without any deduction, rebate or allowance whatsoever.  If not so satisfied, the Board (subject to the approval of an Investor Director) may refuse to register the transfer; and

16.17.5                               in the case of any deemed transfer process pursuant to Article 18, the Compulsory Seller will not be entitled to transfer any unsold Sale Shares to any third party.

17.                               VALUATION

Determination of “Market Value”

If the Auditors (or, by virtue of Article 2.4, independent accountants) are required to determine Market Value pursuant to Article 16.4.3.2, the provisions set out below will apply.

17.1                        Market Value will be determined by the Auditors or, as the case may be, independent accountants, first valuing the Company as a whole:

17.1.1                                      assuming, if the Company is then carrying on business as a going concern, that it will continue to do so;

17.1.2                                      assuming that the entire issued share capital of the Company is being sold as between a willing buyer and a willing seller by arm’s-length private treaty for cash payable in full on completion;

17.1.3                                      taking account of any Shares which may be allotted pursuant to options which have been issued by the Company and which are still outstanding;

17.1.4                                      taking account of any bona fide offer for the Company received from an unconnected third party within six months prior to the Transfer Notice being served or deemed to have been served; and

17.1.5                                      recognising that in any other circumstances the Shares are not freely marketable.

17.2                        Having valued the Company as a whole, the Auditors or, as the case may be, independent accountants will determine the Market Value of the Shares concerned:

17.2.1                                      having deducted from the value of the Company as a whole (if not already taken into account when so valuing the Company):

17.2.1.1                            the New Preference Share Aggregate Value;

17.2.1.2                            the Dollar Preference Share Aggregate Value;

17.2.1.3                            any Arrears, accruals or deficiencies of Dividend on the Equity Shares; and

17.2.2                                      disregarding whether the Shares concerned represent a majority or a minority interest;

17.2.3                                      disregarding the rights and restrictions attached to the Shares concerned in respect of income, capital and transfer;

17.2.4                                      having regard to any value attaching to such Shares by reason of the ratchet provisions of these Articles.

17.3                        The costs and expenses of the Auditors (or independent accountants) for reporting on their opinion of the Market Value will be borne as to one half by the Seller and as to other half by the purchasing Shareholders pro-rata to the number of Sale Shares purchased by them unless:

17.3.1                                      the Seller revokes the Transfer Notice in accordance with Article 16.3; or

17.3.2                                      none of the Sale Shares are purchased by Members pursuant to Article 16,

in which case the Seller will pay all such costs and expenses.

18.                               COMPULSORY TRANSFERS

Circumstances which trigger compulsory transfer

18.1                        This Article 18 applies when a Relevant Individual is a B Shareholder, C Shareholder, D Shareholder or E Shareholder; and the Relevant Individual ceases for any reason (including death or bankruptcy) to be an employee and/or director of any member of the Group.

18.2                        For the purposes of this Article 18, the Relevant Individual will cease to be an employee and/or director of a member of the Group on the Cessation Date.

Compulsory Pre-emption Procedure

18.3                        Within six months after the Cessation Date an Investor Director may serve notice (“Compulsory Sale Notice”) on the Relevant Individual (or the PRs or the trustee in bankruptcy of any bankrupt Member) (each a “Compulsory Seller” and together “Compulsory Sellers”) requiring each such person to offer such number as an Investor Director may decide of the Shares registered in his or their name(s) or to which he is or they are or may become entitled whether as a result of his or their holding of Shares or otherwise.

18.4                        The Shares which are the subject of the Compulsory Sale Notice will be offered for sale (other than to any Compulsory Seller or any other Member who has served or who is deemed to have served a Transfer Notice in respect of his entire holding of Shares which is still outstanding) in accordance with the provisions of Article 16, which will apply as if set out in full in this Article except to the extent that they are varied by the following provisions of this Article 18.  An Investor Director may also determine in his absolute discretion to revoke any Transfer Notice previously given or deemed to have been given by the Compulsory Seller(s) which is still outstanding at the Cessation Date.

Sale Price - Good Leaver/Bad Leaver

18.5                       The price for the Sale Shares will be:

18.5.1                                      if the Relevant Individual is a Bad Leaver, the lower of:

18.5.1.1                            the issue price (including any premium) of the Sale Shares (or, where any of the Sale Shares were acquired by a Compulsory Seller by way of transfer rather than allotment, the lower of the issue price (including any premium) and the amount paid by such Compulsory Seller on the transfer); and

18.5.1.2                            the Market Value of the Sale Shares on the Cessation Date to be agreed or determined in accordance with Articles 2.4 and 18.6;

18.5.2                                      if the Relevant Individual is a Good Leaver, the price will be the Market Value of the Sale Shares on the Cessation Date, to be agreed or determined as aforesaid; or

18.5.3                                      if the Relevant Individual is an Intermediate Leaver:

18.5.3.1                            where the Cessation Date is prior to the second anniversary of the Commencement Date, the price will be 50% of the Market Value of the Sale Shares on the Cessation Date, to be agreed or determined as aforesaid; and

18.5.3.2                            where the Cessation Date is after the second anniversary of the Commencement Date, the price will be the Market Value of the Sale Shares on the Cessation Date, to be agreed or determined as aforesaid.

18.6                        “Market Value” for the purposes of Article 18 will be:

18.6.1                                      the price agreed between the Compulsory Seller(s) and an Investor Director; or

18.6.2                                      if they fail to agree a price within 15 Business Days of the date of service of the Compulsory Sale Notice (or within such other timetable as may be determined by the Investor(s), the price determined by the Auditors (or independent accountant) to be the Market Value of such Shares on the Cessation Date, according to the principles set out in Article 17.  The costs and expenses of the Auditors (or independent accountants) for reporting on their opinion of the Market Value will be borne by the Compulsory Seller(s) except where the Market Value, determined as aforesaid, is equal to or more than 90% of the price for such Sale Shares initially proposed by the Investor or by an Investor Director but not agreed by the Compulsory Seller(s) in which case such costs and expenses shall be borne by the Company.

Suspension of voting rights during compulsory transfer procedure

18.7                        Unless an Investor Director directs otherwise in writing, any B Shares, C Shares or D Shares held by a Compulsory Seller on the Cessation Date (and any Shares issued to a Compulsory Seller after such date by virtue of the exercise of any right or option granted or arising by virtue of his holding of the Sale Shares) will cease to confer the right to be entitled to receive notice of, attend and vote at any general meeting of the Company, or any meeting of the holders of any class of Shares with effect from the Cessation Date (or, where appropriate, the date of issue of such Shares, if later), and such Shares will not be counted in determining the total number of votes which may be cast at any such meeting, or for the purposes of a written resolution of any Members or class of Members.  That right will be restored immediately upon the Company registering a transfer of the Sale Shares in accordance with this Article 18.

Transmission of Shares

18.8                        Subject to Articles 18.9 to 18:10:

18.8.1                                      If a Member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any Share which had been jointly held by him.

18.8.2                                      A person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the Share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the Share to that person. All the Articles relating to the transfer of Shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the Member and the death or bankruptcy of the Member had not occurred.

18.8.3                                      A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were the holder of the Share, except that he shall not, before being registered as the holder of the Share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.

18.9                        Without prejudice to Articles 18.1 and 18.3 (the provisions of which, when operable, will override the provisions of this Article 18.9, a person entitled to a Share or Shares in consequence of the death, bankruptcy, receivership or liquidation of a Member or otherwise by operation of law shall be bound at any time, if called upon in writing to do so by the Directors with the consent of an Investor Director not later than 90 days after the Directors receive notice from the person concerned that he has become so entitled, to give a Transfer Notice (without specifying a Transfer Price) in respect of all of the Shares then registered in the name of the deceased or insolvent Member in accordance with the provisions of Article 16, which will apply as if set out in full in this Article.

18.10                 If any such person fails to give a Transfer Notice in accordance with Article 18.9 within 10 Business Days after being called upon to do so:

18.10.1                               the Board may (and will if requested by an Investor Director) authorise any Director to execute and deliver a transfer of the Shares concerned to a person appointed by the Directors as a nominee for the person entitled to the Shares; and

18.10.2                               the Company may give a good receipt for the purchase price of such Shares, register the purchaser or purchasers as the holders of them and issue certificates for the same to such purchasers.  After registration, the title of such purchaser of purchasers as registered holder(s) of such Shares will not be affected by any irregularity in, or invalidity of, such proceedings, which will not be questioned by any person.  In any such case the person entitled to the Shares as a consequence of the death, insolvency or otherwise by operation of law will be bound to deliver up the certificates for the Shares concerned to the Company whereupon he will become entitled to receive the purchase price.  In the meantime, the purchase price will be held by the Company on trust for such person without interest.

19.                               CHANGE OF CONTROL - TAG ALONG RIGHTS

19.1                        With the exception of transfers of Shares pursuant to Article 15 (Permitted Transfers) (but excluding transfers pursuant to Article 15.2.6), no transfer of Shares (including, for the avoidance of doubt, a transfer pursuant to Article 15.2.6) which would result, if made and registered, in a person or persons Acting in Concert obtaining or increasing a Controlling Interest, will be made or registered unless:

19.1.1                                      an Approved Offer is made by the proposed transferee(s) (“Buyer”); and

19.1.2                                      the Buyer complies in all respects with the terms of the Approved Offer at the time of completion of the sale and purchase of Shares pursuant to it.

19.2                        For the purposes of this Article 19 and Article 20:

19.2.1                                      “Approved Offer” means an offer in writing served on all Members holding Equity Shares (including the proposing transferor), offering to purchase all the Equity Shares held by such Members (including any Shares which may be allotted pursuant to the exercise or conversion of options, rights to subscribe for or securities convertible into Equity Shares in existence at the date of such offer) which:

19.2.1.1                            is stipulated to be open for acceptance for at least 15 Business Days;

19.2.1.2                            offers the same consideration for each Equity Share (taking into account the operation of the ratchet under Article 10 as a result of the Approved Offer);

19.2.1.3                            includes an undertaking by or on behalf of the Buyer that, subject to compliance by the Buyer with Articles 19.2.1.3 and 19.2.1.4, no other consideration, (whether in cash or otherwise) is to be received or receivable by any Member which, having regard to the substance of the transaction as a whole, can reasonably be regarded as an addition to the price paid or payable for the Shares to be sold by such Member, and that neither the Buyer nor any person acting by agreement or understanding with it has otherwise entered into more favourable terms or has agreed more favourable terms with any other Member for the purchase of Equity Shares. (For this purpose any price paid or payable for the Preference Shares shall not be regarded as an addition to the price paid or payable for any Equity Shares to be sold by the holder of the Preference Shares provided such price has been negotiated in good faith with the Buyer);

19.2.1.4                            makes provision for the redemption to the extent any are in issue of Deferred Shares and for the redemption of the Preference Shares or, if the Company is unable lawfully to effect any such redemption, makes provision for the purchase of such Deferred Shares and Preference Shares at the price at which they would have been redeemed;

19.2.1.5                            is on terms that the sale and purchase of Shares in respect of which the offer is accepted will be completed at the same time; and

19.2.1.6                            is approved by the Investor.

20.                               CHANGE OF CONTROL - DRAG ALONG RIGHTS

20.1                        Whenever an Approved Offer is made, the holders of 75% or more of the A Shares shall have the right (“Drag Along Right”) to require (in the manner set out in Article 20.2) all of the other holders of Equity Shares including persons who acquire Equity Shares following the making of the Approved Offer pursuant to the exercise of options or conversion of securities (“Other Shareholders”) to accept the Approved Offer in full.

20.2                        The Drag Along Right may be exercised by the service of notice to that effect on the Other Shareholders at the same time as, or within five Business Days following the making of the Approved Offer (or, if later, within five Business Days following the acquisition by the relevant Other Shareholder of any Equity Shares).

20.3                        On the exercise of the Drag Along Right, each of the Other Shareholders will be bound to accept the Approved Offer in respect of its entire holding of Equity Shares and to comply with the obligations assumed by virtue of such acceptance.

20.4                        If any of the Other Shareholders fails to accept the Approved Offer or, having accepted such offer, fails to complete the sale of any of its Equity Shares pursuant to the Approved Offer, or otherwise fails to take any action required of it under the terms of the Approved Offer, any holder of A Shares or any persons so authorised by the Board with the consent of an Investor Director may accept the offer on behalf of the Other Shareholder in question, or undertake any action required under the terms of the Approved Offer on the part of the Other Shareholder in question.  In particular, such person may execute the necessary transfer(s) on that Other Shareholder’s behalf; and against:

20.4.1                                      receipt by the Company (on trust for such Other Shareholder) of the consideration payable for the relevant Shares (the receipt being a good discharge to the Buyer, who will not be bound to see to the application of it); and

20.4.2                                      compliance by the Buyer and, where relevant, the Company with all other terms of the Approved Offer,

deliver such transfer(s) to the Buyer (or its nominee).  The Board will then authorise registration of the transfer(s) and of the Buyer (or its nominee) as the holder of the Shares so transferred.  After registration, the title of the Buyer (or its nominee) as registered holder of such Shares will not be affected by any irregularity in, or invalidity of such proceedings, which will not be questioned by any person.  The Other Shareholder will in such a case be bound to deliver up its certificate for its Shares to the Company, or a statutory declaration of loss (as appropriate) whereupon the Other Shareholder will be entitled to receive the purchase price for such Shares.

21.                               ELECTRONIC COMMUNICATION

Sections 8 and 19(3) of the Electronic Transactions Law shall not apply.

22.                               SHARE CERTIFICATES

22.1                        Every Member, upon becoming the holder of any Shares, shall be entitled without payment to one certificate for all the Shares of each class held by him (and, upon transferring a part of his holding of Shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his Shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the directors may determine. Every certificate shall be sealed with the seal or executed in such other manner as the directors authorise having regard to the Statute and shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and the amount or respective amounts paid up thereon. The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

22.2                        If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

23.                               LIEN, CALL, FORFEITURE

23.1                        The Company shall have a first and paramount lien on every Share for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that Share. The directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share shall extend to any amount payable in respect of it. The lien conferred by this Article 23 will apply to all Shares, whether full paid or not, and to all Shares registered in the name of any person under a liability to the Company (whether actual or contingent) whether he is the sole registered holder of such shares or one of two or more joint holders of such shares.

23.2                        The Company may sell in such manner as the directors determine any Shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

23.3                        To give effect to a sale the directors may authorise some person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the Shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

23.4                        The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the Shares sold and subject to a like lien for any moneys not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the shares at the date of the sale.

23.5                        Subject to the terms of allotment, the directors may make calls upon the Members in respect of any moneys unpaid on their Shares (whether in respect of nominal value or premium) and each Member shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his Shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect whereof the call was made.

23.6                        A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

23.7                        The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

23.8                        If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by relevant law or regulation) but the directors may waive payment of the interest wholly or in part.

23.9                        An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

23.10                 Subject to the terms of allotment, the directors may make arrangements on the issue of Shares for a difference between the holders in the amounts and times of payment of calls on their Shares.

23.11                 If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

23.12                 If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

23.13                 Subject to the provisions of the Statute, a forfeited Share may be sold, re-alloted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the share to that person.

23.14                 A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those Shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in relevant law or regulation) from the date of forfeiture until payment but the directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

23.15                 A statutory declaration by a director or the secretary that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the Share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the Share.

24.                               GENERAL MEETINGS

General

24.1                        The directors, or an Investor Director acting alone may call general meetings and, on the requisition of Members, shall forthwith proceed to convene a general meeting in accordance with the provisions of the Statute.

A general meeting may consist of a conference between Members, some or all of whom are in different places if each Member who participates is able:

(a)                                                         to hear each of the other participating Members addressing the meeting; and

(b)                                                         if he so wishes, to address all of the other participating Members simultaneously,

whether directly, by conference telephone or other communications equipment (whether in use when these Articles are adopted or not) or by a combination of these methods.

Notice

24.2                        An annual general meeting shall be called by at least twenty-one clear days’ notice. All other general meetings shall be called by at least fourteen clear days’ notice but a general meeting may be called by shorter notice if is so agreed—

(a)                                                         in the case of an annual general meeting, by all the Members entitled to attend and vote thereat; and

(b)                                                         in the case of any other meeting by a majority in number of the Members having a right to attend and vote being a majority together holding not less than ninety-five per cent in nominal value of the Shares giving that right.

24.3                        The notice shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such. Subject to the provisions of the Articles and to any restrictions imposed on any Shares, the notice shall be given to all the Members, to all persons entitled to a share in consequence of the death or bankruptcy of a Member and to the directors and auditors.

24.4                        The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

Proceedings at General Meeting

24.5                        A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

24.6                        No business shall be transacted at any meeting unless a quorum is present.  Two persons entitled to vote upon the business to be transacted, each being a Member or a proxy for a Member or a duly authorised representation of a Member corporation, shall be a quorum.  A quorum is deemed to be present if those conditions are satisfied in respect of at least the number of Members required to form a quorum. A meeting held in this way is deemed to take place at the place where the largest group of participating Members is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates. A resolution put to the vote of a meeting will be decided by each Member indicating to the chairman (in such manner as the chairman may direct) whether the Member votes in favour of or against the resolution or abstains. References in this Article 24 to Members includes their duly appointed proxies and, in the case of corporate Members, their duly authorised representatives.

24.7                        If any meeting is adjourned pursuant to this Article 25 because a quorum is not present, and at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present will form a quorum.

24.8                        The chairman, if any, of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.

24.9                        If no director is willing to act as chairman, or if no director is present within fifteen minutes after the time appointed for holding the meeting, the Members present and entitled to vote shall choose one of their number to be chairman.

24.10                 A director shall, notwithstanding that he is not a Member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

24.11                 The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days’ notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

24.12                 A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Statute, a poll may be demanded—

(a)                                                         by the chairman; or

(b)                                                         any Member present in person or by proxy and entitled to vote at the Meeting and a demand by a person as proxy for a Member shall be the same as a demand by the Member.

24.13                 Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

24.14                 The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

24.15                 A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be Members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

24.16                 A poll demanded will be taken immediately. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

24.17                 No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

25.                               VOTES OF MEMBERS

25.1                        Subject to any rights or restrictions attached to any Shares, on a show of hands every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or by proxy, shall have one vote and on a poll every Member present in any such manner shall have one vote for every Share of which he is the holder.

25.2                        In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of Members.

25.3                        On a poll, a Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

25.4                        A Member in respect of whom an order has been made by any court having jurisdiction in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with the Articles for the deposit of forms of proxy, within the time limits provided for in these Articles for deposit of forms of proxy for use at the meeting or adjourned meeting or poll at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

25.5                        No Member shall vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

25.6                       No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

25.7                        On a poll and on a show of hands votes may be given either personally or by proxy. A Member may appoint more than one proxy to attend on the same occasion.

25.8                        Subject to Article 25.910 a form appointing a proxy shall be in writing in the usual form, or in such other form which the directors may approve, and shall be executed by or on behalf of the appointor.

25.9                        The directors may resolve to allow a proxy to be appointed by an Electronic Communication subject to such limitations, restrictions or conditions as the directors think fit (including, without limitation, the ability to require such evidence as they consider appropriate to decide whether the appointment of a proxy in such manner is effective).

25.10                 In order for the appointment of proxy to be valid:

25.10.1                               (in the case of an appointment of proxy by hard copy) the form of the proxy, together with the relevant documents, if any, must be:

25.10.1.1                     left at or sent by post to the registered office of the Company by the relevant time; or

25.10.1.2                     duly delivered in accordance with Article 25.12;

25.10.2                               (in case of an appointment of proxy by Electronic Communication) the communication appointing the proxy, together with the relevant evidence, must be received at the address by the relevant time.

25.11                 For the purposes of Article 25.1010;

25.11.1                               for the purpose of appointing a proxy by Electronic Communication the “address” means the number or address which has been specified by the Company for the purpose of receiving Electronic Communications appointing proxies;

25.11.2                               “relevant documents” means either (i) the power of attorney or other authority relied on to sign the form of proxy, or (ii) a copy of such document certified as a true copy of the original by a notary or solicitor or certified in some other way approved by the directors;

25.11.3                               “relevant evidence” means any evidence required by the directors in accordance with the provisions of Article 25.910; and

25.11.4                               “relevant time” means 48 hours before the time appointed for the commencement of the meeting or adjourned meeting to which the proxy appointment relates.

25.12                 If a meeting is adjourned for less than 48 hours, a form of proxy may also be delivered in hard copy form at the adjourned meeting to the chairman or to the secretary or to any director.

26.                               NUMBER OF DIRECTORS

Unless and until otherwise determined by Ordinary Resolution of the Company, the number of directors (other than alternate directors) will be not less than two provided that at all times the majority of the directors shall not be resident in the United Kingdom.

27.                               ALTERNATE DIRECTORS

27.1                        The Investor Director(s) may each appoint any person willing to act, whether or not he is a director of the Company, to be an alternate director.  Any such appointment does not need to be approved by resolution of the directors.

27.2                        An alternate director shall be entitled to receive notice of all meetings of directors and of meetings of committees of directors of which his appointor is a Member, to attend and vote at such meeting at which the director appointing him is not personally present and generally to perform all the functions of his appointor as a director in his absence but shall not be entitled to receive remuneration from the Company for his services as an alternate director.

27.3                        An alternate director is entitled to receive notice of all meetings of directors and of committees of directors of which his appointor is a Member.  An alternate director may waive the requirement that notice be given to him of a meeting of directors or of a committee of directors of which his appointor is a Member, either prospectively or retrospectively.

27.4                        An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a Member, to attend and vote at any such meeting at which the director appointing him is not personally present and generally to perform all the functions of his appointor as a director in his absence.

27.5                        An alternate director will not be entitled as such to receive any remuneration from the Company although he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as his appointor may direct by notice in writing to the Company.

27.6                        An alternate director shall cease to be an alternate director if his appointor ceases to be a director.

27.7                        Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment or in any other manner approved by the directors.

27.8                        Save as otherwise provided in the Articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

27.9                        An alternate director will be entitled to be reimbursed by the Company such expenses as might properly be reimbursed to him if he were a director.

27.10                 An alternate director’s appointment will determine if he resigns by written notice left at or sent to the registered office of the Company.

27.11                 A director, or any other person duly appointed in accordance with this Article 27 may act as an alternate director to represent more than one director, and an alternate director will be entitled at any meeting of the Board to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he will count as only one person for the purpose of determining whether a quorum is present.

28.                               DELEGATION OF DIRECTOR’S POWERS

28.1                        Subject to the provisions of the Statute, the Memorandum of Association and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles of Association and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this regulation shall not be limited by any special power given to the directors by the Articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

28.2                        The directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

28.3                        The directors may delegate any of their powers to any committee consisting of directors. They may also delegate to any managing director or any director holding executive office such of their powers as they consider desirable to be exercised by him. Delegation may be made subject to any conditions the directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more Members shall be governed by the Articles regulating the proceedings of directors so far as they are capable of applying.

29.                               APPOINTMENT AND RETIREMENT OF DIRECTORS

29.1                        The Company may by Ordinary Resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire.

29.2                        The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the Articles as the maximum number of directors and provided that at all times the majority of the directors should not be resident in the United Kingdom. A director so appointed shall hold office only until the next following annual general meeting. If not reappointed at such annual general meeting, he shall vacate office at the conclusion thereof.

29.3                        Subject as aforesaid, a director who retires at an annual general meeting may, if willing to act, be reappointed. If he is not reappointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

29.4                        A director will not retire by rotation.

29.5                        The holder or holders of such number of Shares as give the right to a majority of votes at general meetings of the Company may, by giving notice on the Company, remove any director from office and/or appoint any person to be a director.  The notice must be signed by or on behalf of such holder or holders (and may consist of several documents in similar form each signed by or on behalf of one or more holders) and must be left at or sent by post or fax to the registered office or such other place designated by the directors for the purpose.  Such removal or appointment will take effect when the notice is received by the Company or on such later date (if any) as may be specified in the notice.  This Article 29.5 will not apply to the appointment or removal of an Investor Director(s).  This Article 29.5 is not to be taken as depriving a person removed under it of compensation or damages payable to him in respect of the termination of his appointment as director or of any appointment terminating with that as director.

30.                               DISQUALIFICATION AND REMOVAL OF DIRECTORS

The office of a director will be vacated if:

30.1                        he ceases to be a director by virtue of any provision of the Statute or he becomes prohibited by law from being a director;

30.2                        he becomes bankrupt or makes any arrangement or composition with his creditors generally;

30.3                        he becomes, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director;

30.4                        he resigns his office by notice in writing to the Company;

30.5                        (other than in the case of the Investor Director(s)) he has for more than six consecutive months been absent without permission of the Directors from meetings of Directors held during that period and his alternate director (if any) has not during that period attended any such meetings instead of him, and the Directors resolve that his office be vacated;

30.6                        (other than in the case of the Investor Director(s)) he is removed from office by notice addressed to him at his last-known address and signed by all his co-directors;

30.7                        (other than in the case of the Investor Director(s)) he is removed from office by notice given by a Member or Members under Article 29.5; or

30.8                        being an executive director he ceases, for whatever reason, to be employed by any Member of the Group.

30.9                        he becomes resident in the United Kingdom and as a result the proviso in Article 26 is no longer satisfied.

31.                               REMUNERATION OF DIRECTORS

31.1                        The directors shall be entitled to such remuneration as the Company may by Ordinary Resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.

32.                               DIRECTORS’ EXPENSES

The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

33.                               DIRECTORS’ APPOINTMENTS

33.1                        Subject to the provisions of the Statute, the directors may appoint one or more of their number to the office of managing director or to any other executive office under the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made upon such terms as the directors determine and they may remunerate any such director for his services as they think fit. Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any claim to damages for breach of the contract of service between the director and the Company. A managing director and a director holding any other executive office shall not be subject to retirement by rotation.

33.2                        Subject to the provisions of the Statute, and except in the case of the Investor Director(s) to the consent of the Investor(s) and provided that he has disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office:

(a)                                                         may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company or in which the Company is otherwise interested;

(b)                                                         may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(c)                                                          shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

33.3                        For the purposes of article 33.2:

(d)                                                         a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

(e)                                                          an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

34.                               DIRECTORS’ INTERESTS

34.1                        For the purposes of these Articles:

34.1.1                                      a director shall be authorised to hold office as a director or other officer of, be employed or engaged by, hold shares or other securities in, or otherwise be interested in, whether directly or indirectly, any other Group Member; and

34.1.2                                      an Investor Director shall be authorised to hold office as a director or other officer of, be employed or engaged by, hold shares or other securities in, or otherwise be interested in, whether directly or indirectly:

34.1.2.1                            an Investor;

34.1.2.2                            an Investor Associate; or

34.1.2.3                            any other Company in which an Investor or Investor Associate also holds shares or other securities or is otherwise interested.

34.2                        Where an office, employment, engagement or interest held by an Investor Director in another entity has been authorised pursuant to Article 34.1.2 and his relationship with that entity gives rise to an actual or potential conflict of interest, an Investor Director shall be authorised to:

34.2.1                                      attend and vote at meetings of the directors (or any committee thereof) at which any matter relating to the actual or potential conflict of interest will or may be discussed and receive board papers or other documents relating thereto;

34.2.2                                      receive confidential information and other documents and information relating to the Group, use and apply such information in performing his duties as a director, officer or employee of, or consultant to an Investor or Investor Associate and disclose that information to third parties in accordance with these Articles or the Investment Agreement; and

34.2.3                                      give or withhold consent or give any direction or approval under the Investment Agreement or these Articles on behalf of an Investor.

34.3                        The directors shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a director under that section to avoid a situation in which he has, or can have, an actual or potential conflict of interest, provided that authorisation of such a matter shall be effective only if:

34.3.1                                      any requirement as to the quorum at the meeting of the directors at which the matter is considered is met without counting the director in question and any other interested director (together the “Interested Directors”); and

34.3.2                                      the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

34.4                        The following provisions of this article apply to any authorisation of a matter by the directors pursuant to Article 34.3:

34.4.1                                      an authorisation may extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised;

34.4.2                                      an authorisation shall be subject to such conditions or limitations as the directors may determine, whether at the time such authorisation is given or subsequently, and may be terminated by the directors at any time; and

34.4.3                                      a director shall comply with any obligations imposed on him by the directors pursuant to any authorisation.

34.5                        If a matter, office, employment, engagement or interest, has been authorised pursuant to Articles 34.1 or 34.3, then the director in question shall not be required to disclose to the Company any confidential information received by him (other than by virtue of his position as director) relating to such matter, or such office, employment, engagement or interest, or use such information in relation to the Company’s affairs if to do so would result in a breach of a duty or obligation of confidence owed by him in relation to or in connection with that matter, or that office, employment, engagement or interest.

34.6                        A director shall not be accountable to the Company for any remuneration or other benefit which he (or a person connected with him) derives from any office, employment, engagement or interest authorised in or pursuant to Articles 34.1 or 34.3, nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty.

34.7                        For the purposes of this Article 34, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

35.                               DIRECTOR’S GRATUITIES AND PENSIONS

35.1                        The directors (with the consent of the Investor(s)) may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any Member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

36.                               BORROWING POWERS

36.1                        The directors may exercise all the powers of the Company (whether express or implied) to borrow and/or secure the payment of money, to guarantee the payment of money, the fulfilment of obligations and the performance of contracts and to mortgage or charge the property, assets and uncalled capital of the Company, and to issue debentures, debenture stock and all other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

37.                               PROCEEDINGS OF DIRECTORS

37.1                        Subject to the provisions of the Articles, the directors may regulate their proceedings as they think fit. A director may, and the secretary at the request of a director shall, call a meeting of the directors. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote. In the case of an equality of votes, the chairman will not have a second or casting vote.

37.2                        The quorum necessary for the transaction of business at any meeting of the directors will be two, of which one (subject to Article 34.3), will be an Investor Director (unless otherwise agreed in writing by the Investor(s)).  A majority of directors present at any meeting who are resident in the United Kingdom may not form a quorum.  If any meeting of the directors is inquorate then it will be adjourned for the consideration of the same business until the same time and place the next following week when those directors present will constitute a quorum.  A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.

37.3                        A majority of directors (with the consent of the Investor) will within six months of the Commencement Date appoint one of their number to be chairman of the Board, and a majority of directors (with the consent of the Investor) may at any time remove him from that office.  Until such appointment, an Investor Director will act as chairman of the Board and if the directors fail to appoint a chairman within six months of the Commencement Date, then the Investor will appoint the chairman of the Board.  The director so appointed will preside at every meeting of directors at which he is present, but if he is unwilling to preside or is not present within five minutes after the time appointed for the meeting the Investor Director will be chairman of the meeting.

37.4                        Any director or alternate may participate in a meeting of the Board or a committee of the directors by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear and speak to each other throughout the meeting, and any director or Member of a committee participating in a meeting in this manner is deemed to be present in person at such meeting and will be counted when reckoning a quorum.  All business transacted in this way by the directors or a committee of directors is for the purpose of the Articles deemed to be validly and effectively transacted at a meeting of the directors or of a committee of directors although fewer than two (2) directors or alternate directors are physically present at the same place.  The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, the place from which the chairman of the meeting is participating in the meeting.  No board meetings (or meetings of any committee) shall take place in the United Kingdom.  Directors may not attend or count towards the quorum of any board meetings by telephone or other electronic means whilst physically situate in the United Kingdom.  Any decision reached or resolution passed by the directors at any meeting taking place in the United Kingdom or at which a majority of directors present are resident in the United Kingdom shall be void and of no effect.

37.5                        Without prejudice to the obligation of any director to disclose his interest and subject always to Article 34.3 and the terms on which any such authorisation is given, a director may vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty provided that he has first obtained the consent of the Investor (unless the director concerned is an Investor Director, in which case no such consent will be required).  The director will be counted in the quorum present when any such resolution is under consideration and if he votes, his vote will be counted.

37.6                        All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

37.7                        A resolution in writing signed by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as it if had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several documents in the like form each signed by one or more directors; but a resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.

37.8                        Save as otherwise provided by the Articles, a director shall not vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which is material and which conflicts or may conflict with the interests of the Company unless his interest or duty arises only because the case falls within one or more of the following paragraphs—

(f)                                                           the resolution relates to the giving to him of a guarantee, security, or indemnity in respect of money lent to, or an obligation incurred by him for the benefit of, the Company or any of its subsidiaries;

(g)                                                          the resolution relates to the giving to a third party of a guarantee, security, or indemnity in respect of an obligation of the Company or any of its subsidiaries for which the director has assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(h)                                                         his interest arises by virtue of his subscribing or agreeing to subscribe for any shares, debentures, or other securities of the Company or any of its subsidiaries, or by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any such shares, debentures, or other securities by the Company or any of its subsidiaries for subscription, purchase or exchange;

(i)                                                             the resolution relates in any way to a retirement benefits scheme which has been approved, or is conditional upon approval, by the Board of Inland Revenue for taxation purposes. For the purposes of this regulation, an interest of a person who is, for any purpose of the Statute (excluding any statutory modification thereof not in force when this regulation becomes binding on the Company), connected with a director shall be treated as an interest of the director and, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

37.9                        A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

37.10                 The Company may by Ordinary Resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of the Articles prohibiting a director from voting at a meeting of directors or of a committee of directors.

37.11                 Where proposals are under consideration concerning the appointment of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested the proposals may be divided and considered in relation to each director separately and (provided he is not for another reason precluded from voting) each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

37.12                 If a question arises at a meeting of directors or of a committee of directors as to the right of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive.

38.                               INVESTOR DIRECTOR(S)

38.1                        So long as the Investor holds any Shares it will have the right to appoint two persons as non-executive directors of the Company (“Investor Director”) but:

38.1.1                                      not more than one person may hold each such office at any one time;

38.1.2                                      any such appointment must be effected by notice in writing to the Company by the Investor who may in a similar manner remove from office any Investor Director appointed pursuant to this Article, and appoint any person in place of any Investor Director so removed or who had died or otherwise vacated office as such;

38.1.3                                      on any resolution to remove an Investor Director, the A Shares held by the Investors will together carry one vote in excess of fifty per cent of all the other votes exercisable at the general meeting at which such resolution is to be proposed, and if any such Investor Director is removed the Investor may reappoint him or any other person as an Investor Director.

38.2                        The Investor Director(s) will be entitled to be appointed to the board of directors of any Member of the Group and to any committee of the board of any Member of the Group.

38.3                        So long as the Investor holds any Shares it will have the right at any time to appoint any one person to attend observe and speak at meetings of the Board and the provisions of Article 38.1.2 will apply as if they were set out in full in this Article, but with the word “observer” substituted for “Investor Director”. Any person so appointed will not be a director.

39.                               SECRETARY

39.1                        Subject to the provisions of the Statute, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.

40.                               MINUTES

40.1                        The directors shall cause minutes to be made in books kept for the purpose—

(j)                                                            of all appointments of officers made by the directors; and

(k)                                                         of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of the directors, and of committees of directors, including the names of the directors present at each such meeting.

41.                               THE SEAL

41.1                        The seal shall only be used by the authority of the directors or of a committee of directors authorised by the directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or by a second director.

42.                               AUDIT AND ACCOUNTS

42.1                        No Member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by statute or authorised by the directors or by ordinary resolution of the Company.

42.2                        The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

42.3                        Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

42.4                        Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

43.                               CAPITALISATION OF PROFITS

43.1                        The directors may with the authority of an Ordinary Resolution of the Company—

(l)                                                             subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;

(m)                                                     appropriate the sum resolved to be capitalised to the Members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those Members, or as they may direct, in those proportions, or partly in one way and partly in the other: but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this regulation, only be applied in paying up unissued shares to be allotted to Members credited as fully paid;

(n)                                                         make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this regulation in fractions; and

(o)                                                         authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such Members.

44.                               DIVIDENDS

44.1                        Subject to the provisions of the Statute, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members, but no dividend shall exceed the amount recommended by the directors.

44.2                        Subject to the provisions of the Statute, the directors with the consent of the Investors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or nonpreferred rights if, at the time of payment, any preferential dividend is in arrear. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

44.3                        Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

44.4                        A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any Member upon the footing of the value so fixed in order to adjust the rights of Members and may vest any assets in trustees.

44.5                        Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of Members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

44.6                        No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

44.7                        Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the Company.

45.                               NOTICES

45.1                        Any notice or other document to be given to or by any person pursuant to these Articles (other than a notice calling a meeting of the directors) shall be in writing and shall be delivered in accordance with Article 45.2.

45.2                        Any notice or other document may only be served on, or delivered to, any Member by the Company or by any other Member:

45.2.1                                      personally;

45.2.2                                      by sending it through the post in a prepaid envelope addressed to the Member at his registered address;

45.2.3                                      by delivery of it by hand to or leaving it at that address in an envelope addressed to the Member; or

45.2.4                                      except in the case of a share certificate and only if an electronic address has been specified by the Member for such purpose, by Electronic Communication.

45.3                       In the case of joint holders of a Share:

45.3.1                                      all notices and other documents shall be given to the person named first in the register in respect of the joint holding, and notice so given shall be sufficient notice to all joint holders; and

45.3.2                                      any request for consent to the receipt of Electronic Communications shall be sent to the person named first in the register in respect of the joint holding and any express consent given by such holder to the receipt of communications in such manner shall bind all joint holders.

45.4                        Any notice or other document may only be served on, or delivered to, the Company by anyone:

45.4.1                                      by sending it through the post in a prepaid envelope addressed to the Company or any officer of the Company at its registered office or such other place as may from time to time be specified by the Company;

45.4.2                                      by delivering it by hand to its registered office or such other place as may from time to time be specified by the Company; or

45.4.3                                      if an address has been specified by the Company for such purpose by Electronic Communication.

45.5                        Any notice or other document (other than any notice or other document given to the Company including, for the avoidance of doubt, the appointment of a proxy):

45.5.1                                      addressed to the recipient in the manner prescribed by these Articles shall, if sent by post, be deemed to have been served or delivered:

45.5.1.1                            (if prepaid as first class) 24 hours after it was posted; and

45.5.1.2                            (if prepaid as second class) 48 hours after it was posted;

45.5.1.3                            (if prepaid as airmail) 72 hours after it was posted,

and in proving such service, it shall be sufficient to prove that the envelope containing such notice or document was properly addressed, prepaid and posted;

45.5.2                                      not sent by post, but delivered by hand to or left at an address in accordance with these Articles, shall be deemed to have been served or delivered on the day it was so delivered or left;

45.5.3                                      sent by Electronic Communication shall be deemed to have been served or delivered:

45.5.3.1                            in the case of a notice or other document sent in an electronic form but by a manner authorised by Articles 45.2.2 or 45.2.3, in accordance with the provisions of Articles 45.5.1 or 45.5.2, as appropriate;

45.5.3.2                            otherwise at the time the Electronic Communication it was sent, and in proving such service, it shall be sufficient to produce (in the case of a fax) a transaction report or log generated by a fax machine which evidences the fax transmission and (in any other case) a confirmation setting out either the total number of recipients to whom or each recipient to whom the message was sent.

45.6                        A Member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

45.7                        Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of Members, has been duly given to a person from whom he derives his title.

45.8                        A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by the Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

46.                               WINDING UP

46.1                        If the Company is wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide among the Members in specie the whole or any part of the assets of the company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no Member shall be compelled to accept any assets upon which there is a liability.

47.                               INDEMNITIES

47.1                        Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than any liability arising out of the Investment Agreement or such liability (if any) that they may incur by reason of their own actual fraud or wilful default.  No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person.  No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

47.2                        The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought.  In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article.  If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

47.3                        The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

48.                               REGISTER OF MEMBERS

48.1                        The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

48.2                        The directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

49.                               CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

49.1                        For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

49.2                        In lieu of, or apart from, closing the Register of Members, the directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

49.3                        If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

50.                               TRANSFER BY WAY OF CONTINUATION

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

51.                               MERGERS AND CONSOLIDATIONS

The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

APPENDIX: RATCHET CALCULATION

For the avoidance of doubt the ratchet adjustments referred to in this Appendix are to be effected prior to the conversion of any Preference Shares.

1.                                      Subject always to paragraph 2 of this Appendix, on an Exit Date, such number of A Shares and, if required, B Shares, C Shares, D Shares, E Shares and/or F Shares shall be redeemed in accordance with Article 10 so as to ensure that the holdings of Equity Shares immediately prior to completion of the Exit are as follows:

1.1                               In the event that the Investor IRR is less than 18%

B Shares (as a class) -                           a percentage of the total issued Equity Shares equal to W x 3.514;

C Shares (as a class) -                           a percentage of the total issued Equity Shares equal to X x 3.347;

D Shares (as a class) -                           a percentage of the total issued Equity Shares equal to Y x 3.606;

E Shares (as a class) -                            a percentage of the total issued Equity Shares equal to the percentage of the total Equity Shares which the E Shares as a class represent on the Exit Date prior to the operation of the ratchet contained in Article 10 and this Appendix;

F Shares (as a class) -                             a percentage of the total issued Equity Shares equal to the percentage of the total Equity Shares which the F Shares as a class represent on the Exit Date prior to the operation of the ratchet contained in Article 10 and this Appendix;

A Shares (as a class) -                           a percentage of the total issued Equity Shares equal to 100 minus A;

where:

W =                          the percentage of the total Equity Shares represented by the B Shares as a class prior to the operation of the ratchet contained in Article 10 and this Appendix;

X =                             the percentage of the total Equity Shares represented by the C Shares as a class prior to the operation of the ratchet contained in Article 10 and this Appendix;

Y =                             the percentage of the total Equity Shares represented by the D Shares as a class prior to the operation of the ratchet contained in Article 10 and this Appendix;

A =                             the percentage of the total Equity Shares constituted by the B Shares, C Shares, D Shares E Shares and F Shares after operation of the ratchet contained in Article 10 and this Appendix.

For example, in the event that the Investor IRR is 16%, the holdings of Equity Shares following operation of the ratchet (and on which the proceeds of Exit would be apportioned) would be as follows:

Class of Share	Equity % before operation of the ratchet*	Equity % on completion after operation of the ratchet
B Shares	0.807	2.836
C Shares	0.202	0.676
D Shares	0.262	0.945
E Shares	2.097	2.097
A Shares	95.868	92.682
F Shares	0.764	0.764

* Assuming all authorised E and F Shares are issued prior to the Exit Date

1.2                               In the event that the Investor IRR is 18% or more, but less than 25%

B Shares (as a class) -                           a percentage of the total issued Equity Shares equal to W x 4.514;

C Shares (as a class) -                           a percentage of the total issued Equity Shares equal to X x 4.347;

D Shares (as a class) -                           a percentage of the total issued Equity Shares equal to Y x 4.606;

E Shares (as a class) -                            a percentage of the total issued Equity Shares equal to Z x 2;

F Shares (as a class) -                             a percentage of the total issues Equity Shares equal to the percentage of the total Equity Shares which the F Shares as a class represent on the Exit Date prior to the operation of the ratchet contained in Article 7 and this Appendix;

A Shares (as a class) -                           a percentage of the total issued Equity Shares equal to 100 minus A;

where:

W =                          the percentage of the total Equity Shares represented by the B Shares as a class prior to the operation of the ratchet contained in Article 10 and this Appendix;

X =                             the percentage of the total Equity Shares represented by the C Shares as a class prior to the operation of the ratchet contained in Article 10 and this Appendix;

Y =                             the percentage of the total Equity Share constituted by the D Shares as a class prior to the operation of the ratchet contained in Article 10 and this Appendix;

Z =                              the percentage of the total Equity Shares represented by the E Shares as a class prior to the operation of the ratchet contained in Article 10 of this Appendix;

A =                             the percentage of the total Equity Shares constituted by the B Shares, C Shares, D Shares E Shares and F Shares after operation of the ratchet contained in Article 10 and this Appendix.

For example, in the event that the Investor IRR is 20%, the holdings of Equity Shares following operation of the ratchet (and on which the proceeds of Exit would be apportioned) would be as follows:

Class of Share	Equity % before operation of the ratchet*	Equity % on completion after operation of the ratchet
B Shares	0.807	3.643
C Shares	0.202	0.878
D Shares	0.262	1.207
E Shares	2.097	4.194
A Shares	95.868	89.314

Class of Share	Equity % before operation of the ratchet*	Equity % on completion after operation of the ratchet
F Shares	0.764	0.764

* Assuming all authorised E and F Shares are issued prior to the Exit Date

1.3                               In the event that the Investor IRR is 25% or more, but less than 35%

B Shares (as a class) -                           a percentage of the total issued Equity Shares equal to W x 5.514;

C Shares (as a class) -                           a percentage of the total issued Equity Shares equal to X x 5.347;

D Shares (as a class) -                           a percentage of the total issued Equity Shares equal to Y x 5.606;

E Shares (as a class) -                            a percentage of the total issued Equity Shares equal to Z x 3;

F Shares (as a class) -                             a percentage of the total issues Equity Shares equal to the percentage of the total Equity Shares which the F Shares as a class represent on the Exit Date prior to the operation of the ratchet contained in Article 10 and this Appendix;

A Shares (as a class) -                           a percentage of the total issued Equity Shares equal to 100 minus A;

where:

W =                          the percentage of the total Equity Shares represented by the B Shares as a class prior to the operation of the ratchet contained in Article 10 and this Appendix;

X =                             the percentage of the total Equity Shares represented by the C Shares as a class prior to the operation of the ratchet contained in Article 10 and this Appendix;

Y =                             the percentage of the total Equity Shares represented by the D Shares as a class prior to the operation of the ratchet contained in Article 10 and this Appendix;

Z =                              the percentage of the total Equity Shares represented by the E Shares as a class prior to the operation of the ratchet contained in Article 10 and this Appendix;

A =                             the percentage of the total Equity Shares constituted by the B Shares, C Shares, D Shares E Shares and F Shares after operation of the ratchet contained in Article 10 and this Appendix.

For example, in the event that the Investor IRR is 30%, the holdings of Equity Shares following operation of the ratchet (and on which the proceeds of Exit would be apportioned) would be as follows:

Class of Share	Equity % before operation of the ratchet*	Equity % on completion after operation of the ratchet
B Shares	0.807	4.450
C Shares	0.202	1.080
D Shares	0.262	1.469
E Shares	2.097	6.291

Class of Share	Equity % before operation of the ratchet*	Equity % on completion after operation of the ratchet
A Shares	95.868	85.946
F Shares	0.764	0.764

* Assuming all authorised E and F Shares are issued prior to the Exit Date

1.4                               In the event that the Investor IRR is 35% or more

B Shares (as a class) -                           a percentage of the total issued Equity Shares equal to W x 6.514;

C Shares (as a class) -                           a percentage of the total issued Equity Shares equal to X x 6.347;

D Shares (as a class) -                           a percentage of the total issued Equity Shares equal to Y x 6.606;

E Shares (as a class) -                            a percentage of the total issued Equity Shares equal to Z x 4;

F Shares (as a class) -                             a percentage of the total issues Equity Shares equal to the percentage of the total Equity Shares which the F Shares as a class represent on the Exit Date prior to the operation of the ratchet contained in Article 10 and this Appendix;

A Shares (as a class) -                           a percentage of the total issued Equity Shares equal to 100 minus A;

where:

W =                          the percentage of the total Equity Shares represented by the B Shares as a class prior to the operation of the ratchet contained in Article 10 and this Appendix;

X =                             the percentage of the total Equity Shares represented by the C Shares as a class prior to the operation of the ratchet contained in Article 10 and this Appendix;

Y =                             the percentage of the total Equity Shares represented by the D Shares as a class prior to the operation of the ratchet contained in Article 10 and this Appendix;

Z =                              the percentage of the total Equity Shares represented by the E Shares as a class prior to the operation of the ratchet contained in Article 10 and this Appendix;

A =                             the percentage of the total Equity Shares constituted by the B Shares, C Shares, D Shares E Shares and F Shares after operation of the ratchet contained in Article 10 and this Appendix.

For example, in the event that the Investor IRR is 36%, the holdings of Equity Shares following operation of the ratchet (and on which the proceeds of Exit would be apportioned) would be as follows:

Class of Share	Equity % before operation of the ratchet*	Equity % on completion after operation of the ratchet
B Shares	0.807	5.257
C Shares	0.202	1.282
D Shares	0.262	1.731
E Shares	2.097	8.388

Class of Share	Equity % before operation of the ratchet*	Equity % on completion after operation of the ratchet
A Shares	95.868	82.578
F Shares	0.764	0.764

* Assuming all authorised E and F Shares are issued prior to the Exit Date

2.                                      For the avoidance of doubt, for the purposes of this Appendix, the Investor IRR shall first be calculated before taking into account the effect of the redemptions or conversions which would otherwise be required pursuant to the provisions of Article 10 and this Appendix (“First Iteration”).  The Investor IRR shall then be re-calculated taking into account the redemptions or conversions which would be required by the First Iteration based on the resulting Investor IRR.  The iterative re-calculation of the Investor IRR and of the corresponding redemptions or conversions which would be required shall continue until such time as the final Investor IRR (calculated on the basis that the redemptions or conversions required by the provisions of Article 10 and this Appendix have taken place and which is therefore net of the effect of the redemption or conversions required pursuant to Article 10 and this Appendix) has been established.

3.                                      For example, if the First Iteration results in an Investor IRR of 26% but the calculation of the Investor IRR taking into account the relevant redemptions or conversions pursuant to paragraph 1.3 of this Appendix resulted in the Investor IRR being less than 25% then the ratchet in paragraph 1.2 of this Appendix would apply provided that the final Investor IRR is 18% or more.